AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 24, 1998
                                                     REGISTRATION NO. 333-______
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------

                            CORONADO INDUSTRIES, INC.
                 (Name of small business issuer in its charter)

                                   ----------

          NEVADA                                                 22-3161629
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)


                      16929 E. ENTERPRISE DRIVE, SUITE 202
                          FOUNTAIN HILLS, ARIZONA 85628
                                 (602) 837-6810
          (Address and telephone number of principal executive offices)

                      16929 E. ENTERPRISE DRIVE, SUITE 202
                          FOUNTAIN HILLS, ARIZONA 85628
     (Address of principal place of business or intended place of business)

                           G. RICHARD SMITH, SECRETARY
                            CORONADO INDUSTRIES, INC.
                      16929 E. ENTERPRISE DRIVE, SUITE 202
                          FOUNTAIN HILLS, ARIZONA85268
                                 (602) 827-6810
            (Name, address and telephone number of agent for service)

                                   ----------

                                 WITH COPIES TO:

                              MICHAEL K. HAIR, P.C.
                             7407 E. IRONWOOD COURT
                            SCOTTSDALE, ARIZONA 85258

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: as soon as practicable after this Registration Statement shall become effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

(CONTINUED ON FOLLOWING PAGE)

(CONTINUATION OF COVER PAGE)

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

==================================================================================================
                         CALCULATION OF REGISTRATION FEE
==================================================================================================
                                                 Proposed          Proposed
                                                 Maximum           Maximum
Title of Each Class of        Amount to be     Offering Price  Aggregate Offering     Amount of
Securities to be Registered    Registered       per Unit (1)       Price (1)      Registration Fee
---------------------------    ----------       ------------       ---------      ----------------

Common Stock .............   1,000,000 shares      $.69           $  690,000          $203.55

Common Stock (2)..........   3,033,767 shares      $.69           $2,093,299          $617.52

   TOTAL.....................................................................         $821.07
==================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 and based upon the average of the bid and asked market price.
(2) These shares are to be registered for the accounts of selling stockholders. See "Selling Stockholders".

                     --------------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                  SUBJECT TO COMPLETION, DATED AUGUST 24, 1998

PROSPECTUS

                            CORONADO INDUSTRIES, INC.

           1,000,000 SHARES OF COMMON STOCK TO BE SOLD BY THE COMPANY AND 3,033,767 SHARES OF COMMON STOCK TO BE SOLD BY SHAREHOLDERS

         Coronado Industries, Inc., a Nevada corporation (the "Corporation"), is offering for sale to the public up to 1,000,000 shares of its $.001 par value common stock (the "Common Stock") at a price of $1.00 per share. The Common Stock will be sold by the Company, without an underwriter. The Company may engage an underwriter at a later date.

         The Company has also registered for sale 3,033,767 shares of its Common Stock for sale by 68 shareholders (the "Selling Shareholders"). These common stock shares were previously sold to these shareholders by the Company in underwritten private placements. In its last private placement the Company committed to register these shares. The Company will receive no proceeds from the sale of any of these 3,033,767 shares by the Selling Shareholders. See "SELLING SHAREHOLDERS."

         Prior to this offering the common stock of the Company was trading on the Bulletin Board Market under the symbol CDIK.

        THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE
         PURCHASED BY ANY PERSON WHO CANNOT AFFORD RISK OF LOSS OF THE
                    INVESTMENT. SEE "RISK FACTORS" AT PAGE 5.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
      SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON
         THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
================================================================================
                              Price to    Underwriting Discounts    Proceeds to
                               Public       and Commissions (1)     Company (2)
--------------------------------------------------------------------------------
Per Share.................... $     1.00        $    .10           $    .90
Total  ...................... $1,000,000        $100,000           $900,000
================================================================================
(1) The Company will not pay a commission upon any Common Stock sold by its officers, Directors and employees. In the future the Company may enter into an agreement with a securities broker-dealer to sell the Common Stock on behalf of the Company on a best-efforts basis, and the Company may pay such securities broker-dealer a cash commission of up to 10% of the gross offering proceeds from the Common Stock sold by such broker-dealer. As of the date of this Prospectus, the Company has no arrangement with or commitment from any securities broker-dealer with respect to the sale of any Common Stock. (See "Plan of Distribution.")

(2) Before deducting expenses of this registration, payable by the Company and estimated at $50,000.


                 THE DATE OF THIS PROSPECTUS IS AUGUST ___, 1998.

---------------------
CONTINUED FROM COVER PAGE


                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission ("Commission") a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities covered by this Prospectus. For the purposes hereof, the term "Registration Statement" means the original Registration Statement and any and all amendments thereto, including the schedules and exhibits to such original Registration Statement or any such amendment. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, to which reference is hereby made. Each statement made in this Prospectus concerning a document filed as an exhibit to the Registration Statement is qualified in its entirety by reference to such exhibit for a complete statement of its provisions.

         Any interested party may inspect the Registration Statement, without charge, at the public reference facilities of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices in Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661) and in New York (Seven World Trade Center, Suite 1300, New York, New York 10048). Any interested party may obtain copies of all or any portion of the Registration Statement at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.


         THE COMPANY INTENDS TO FURNISH ITS STOCKHOLDERS EACH YEAR WITH ANNUAL REPORTS CONTAINING AUDITED FINANCIAL STATEMENTS AND A REPORT THEREON EXPRESSED BY INDEPENDENT PUBLIC ACCOUNTANTS AND SUCH OTHER REPORTS AS THE COMPANY DEEMS APPROPRIATE OR AS MAY BE REQUIRED BY LAW.

         THE COMPANY FILES ANNUAL, QUARTERLY AND CURRENT EVENT REPORTS WITH THE SEC PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934.

                              [Inside Front Cover]

                               PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) APPEARING ELSEWHERE IN THIS PROSPECTUS. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY. AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND THE SECURITIES SHOULD NOT BE PURCHASED EXCEPT BY THOSE ABLE TO AFFORD THE LOSS OF THEIR INVESTMENT. SEE "RISK FACTORS."

THE COMPANY

         The Company was incorporated under the name First Lloyd Funding, Inc. pursuant to the laws of the State of New York on December 21, 1989. The effective date of the Company's public offering was March 13, 1990. In January 1997, the New York corporation merged into a Nevada corporation of the same name. After a series of acquisitions and spin-offs from May 1990 to September 1996, on November 5, 1996 the Company entered into an Asset Purchase Agreement with Ophthalmic International, L.L.C. ("OI"), and American Glaucoma, a joint venture ("AG"), which provided for the purchase of the assets of OI and AG in exchange for 15,592,224 shares of the Company's common stock (85%) to be issued to the Company's current three Directors. An additional 855,000 shares were issued as finders fees to twelve entities and individuals.

         The assets of OI transferred to the Company were a patent pending and other proprietary information concerning equipment and a process for the treatment of Open Angle Glaucoma and Pigmentary Glaucoma. The assets of AG transferred to the Company were the concept and a business plan for forty glaucoma treatment centers in the United States.

         During the year ended December 31, 1997, the Company had a net loss of $829,702 and for the first half of 1998 a net loss of $648,702.

         The Company is a holding company and all business operations are conducted through its two wholly-owned subsidiaries. The Company, through its Ophthalmic International, Inc. subsidiary, manufactures and will market a fixation device with a patented designed suction ring that treats Open Angle and Pigmentary Glaucoma. American Glaucoma, Inc. ("AGI"), the Company's other subsidiary, operates a glaucoma treatment center in Scottsdale, Arizona, will be opening a second treatment center in Clearwater, Florida and intends to open up to 8 similar treatment centers in the United States.

         In the United States, glaucoma is the second leading cause of blindness affecting approximately 7,500,000 persons. Of those, about 60,000 are legally blind. Glaucoma affects approximately three percent of the world's population, with certain ethnic populations having a higher occurrence rate. If detected and treated early, glaucoma need not cause blindness or even severe vision loss. While there is no cure for glaucoma, the Company believes that its patented device and medical process provide an effective treatment for afflicted persons and that a significant global market for its patented medical process, equipment and rings currently exists.

         Glaucoma is not a single disease but rather a group of diseases that effect the eye. This group of diseases has a single feature of progressive damage to the optic nerve due to increased pressure within the eyeball. As the optic nerve deteriorates, blind spots and patterns develop. If left untreated, the result may be total blindness.

         After four years of ongoing studies, it was determined that a 2 minute treatment with Ophthalmic International's "fixation device and patented design suction ring" temporarily reduced inter-ocular pressure in the treatment of Open Angle Glaucoma by approximately 6 Hg for an average of three (3) months at which time the treatment could be repeated with no serious side effects. This inter-ocular pressure lowering is achieved when the patented suction ring is applied over the perilimbal area of the eye for a specified time. With this treatment the Company believes that there are no harmful side effects, like those associated with eye drop treatments. In addition, the patent entitled "Open Angle Glaucoma Treatment Apparatus and Method" has been granted and is believed to allow the Company to achieve a significant market advantage over competitors.

         The Company's subsidiary, Ophthalmic International, Inc., intends to manufacture and sell the vacuum equipment, the patented rings and the process in the United States and abroad, primarily through distributors who will be assigned specific geographical territories, on the basis of continents or countries. Ophthalmic International entered into a confidentiality agreement with Alcon Co. in March, 1997 as the first step in negotiating for Alcon to become a distributor. In 1997 Ophthalmic International has executed a second confidentiality agreement with one additional potential distributor for exclusive worldwide distribution rights. These negotiations concerning distribution likely will not be completed and definitive agreements executed until one or more independent studies are completed, PNT billing codes are assigned, or the labeling of the product as a "device to lower inter-ocular pressure" is approved by the FDA.

         The Company's subsidiary, American Glaucoma, Inc., opened its first glaucoma treatment center in Scottsdale, Arizona in September 1997. The Company estimates that there are approximately 62,000 glaucoma patients in the Phoenix area, based upon a three percent general population occurrence of the condition. During the fourth quarter of 1997 the Company's Scottsdale Center generated approximately $26,000 of gross revenues and an operating loss of $243,629. During the first half of 1998 the Scottsdale center generated approximately $179,767 of gross revenues and an operating loss of $77,023. The Company believes that its advertising campaign and the resulting patient treatments at the Scottsdale Center have indicated that the Company's products and glaucoma treatment centers will be accepted by the general glaucoma public in the future.

         On February 11, 1997 the U.S. Patents and Trademarks Office issued a patent to Ophthalmic International, L.L.C., Patent Number 5,601,548, for the Company's medical process, equipment and the procedure. The Company believes, without assurance, that this patent provides the Company with a substantial competitive advantage over current and future glaucoma treatment competitors. The Company is not aware of any other patent being granted for glaucoma treatment. The Company intends to follow a policy of aggressively pursuing claims of infringement on its patent and the Company does not believe its patent, or product or services infringe on the rights of any other person.

         The executive offices of the Company are located at 16929 E. Enterprise Drive, Suite 202, Fountain Hills, Arizona 85268, telephone number (602) 837-6810.

         See "Risk Factors", "Business",  "Management Discussion and Analysis Or
Plan  of  Operation",   "Management"  and  "Certain  Relationships  and  Related
Transactions".

THE OFFERING

Securities Offered:        1,000,000  shares  of  common  stock  offered by the
                           Company and

                           3,033,767 shares of common stock owned by the 68 Selling Shareholders. See "SELLING SHAREHOLDERS" and "DESCRIPTION OF SECURITIES."

Securities Outstanding     21,583,842  shares  of  common  stock and 0 shares of
Prior To Offering:         Preferred Stock

Securities Outstanding     22,583,842  shares  of  common  stock and 0 shares of
After Offering:            Preferred Stock, assuming all Common Stock offered by
                           the Company is sold, of which there is no assurance.

Risk Factors:              The  securities   offered  hereby  are   speculative,
                           involve a high  degree  of risk,  and  should  not be
                           purchased by investors  who cannot afford the loss of
                           their   investment.   Investors   should  review  and
                           carefully consider the information set forth under "RISK FACTORS."

Trading Market:            NASDAQ Bulletin Board: Symbol -- CDIK

SUMMARY FINANCIAL INFORMATION

         The following table summarizes certain financial information and unaudited data of the Company and is qualified in its entirety by the more detailed financial statements contained elsewhere in this Prospectus. The summary financial information contained in the following table is derived from and should be read in conjunction with the financial statements of the Company and the notes thereto appearing elsewhere in this Prospectus. The pro forma consolidated statement of operations data and the pro forma consolidated balance sheet give effect to the sale of the Common Stock being offered through this Prospectus and the application of net proceeds from the Offering. The pro forma consolidated statement of operations data give effect to such events as if they had occurred as of the first day of the periods presented and the pro forma consolidated balance sheet data are presented as if such events had occurred on the balance sheet data. See "Business", "Use of Proceeds" and "Financial Statements."

STATEMENTS OF OPERATIONS DATA:
                                             Six Months Ending June 30,             Year Ending December 31,
                                                    (Unaudited)
                                    ----------------------------------------  --------------------------------------
                                               1998                 1997                1997                 1996
                                    -------------------------       ----      -------------------------      ----
                                       Actual      Pro Forma                      Actual      Pro Forma
                                       ------      ---------                      ------      ---------
Revenues                            $   179,767   $   179,767   $      --     $    26,107  $    26,107   $        --
Cost Of Revenues                    $   256,790   $   256,790   $      --     $   269,736  $   269,736   $        --
Gross Loss From Clinic Operations   $   (77,023)  $   (77,023)  $      --     $  (243,629) $  (243,629)  $        --
General and Administrative Expenses $   559,573   $   559,573   $   237,493   $   567,177  $   567,177   $    64,042
Loss From Operations                $  (636,596)  $  (636,596)  $  (237,493)  $  (810,806) $  (810,806)  $   (64,042)
Total Loss                          $  (648,702)  $  (648,702)  $  (244,473)  $  (829,702) $  (829,702)  $   (65,131)
Net (loss) per common share         $      (.03)  $      (.03)  $      (.01)  $      (.04) $      (.04)  $        --
Weighted average common and
   common equivalent shares
    outstanding(1)                   19,979,061    20,979,061    18,344,253    18,504,392   19,504,392    18,344,253

BALANCE SHEET DATA:
                                      June 30, 1998           December 31, 1997
                                       (unaudited)
                                 ----------------------       -----------------
                                   Actual    Pro Forma(2)
                                   ------    ---------
Current assets                   $ 706,587   $1,656,587        $ 224,970
Total assets                     $ 879,366   $1,829,366        $ 410,717
Current liabilities              $ 231,731   $  231,731        $ 516,591
Total liabilities                $ 231,731   $  231,731        $ 555,966
Stockholders' equity (deficit)   $ 647,635   $1,597,635        $(145,249)
----------
(1) Pro Forma average shares outstanding are adjusted assuming the placement of 1,000,000 shares of the Company's Comon Stock.
(2) The Pro Forma figures at June 30, 1998 are adjusted assuming the placement of 1,000,000 shares of the Company's Common Stock at $1.00 per share and total offering expenses of $50,000.

                                  RISK FACTORS

THE SHARES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND THE OWNERSHIP OF THE SHARES INVOLVES A HIGH DEGREE OF RISK AND UNCERTAINTY, INCLUDING, BUT NOT LIMITED TO, THE RISK FACTORS SET FORTH BELOW. IN ADDITION TO THE OTHER INFORMATION IN THIS MEMORANDUM INCLUDED HEREIN AND INCORPORATED BY REFERENCE, PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING INFORMATION BEFORE PURCHASING THE SHARES OFFERED HEREBY.

         LIMITED OPERATING HISTORY; RECENT LOSSES. The Company in its present form has only been operating since November of 1996. Accordingly, the Company has a limited operating history with respect to its business. The Company has had negative cash flow and accumulated losses of $1,543,535 since inception and expects to continue to have insufficient liquidity and cash resources until such time as its revenues increase substantially. The Company's immediate strategy is to stabilize the patient base of its Scottsdale glaucoma treatment center through continued advertising and to open one additional glaucoma treatment center in the Tampa-Clearwater, Florida area with the proceeds from its most recent funding. The Company will require the capital provided by this Offering and significant additional capital to expand its operations. There can be no assurance that the Company will be able to achieve, or maintain, profitable operations or positive cash flow at any time in the future. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS" and "FINANCIAL STATEMENTS."

         NEED TO DEVELOP MARKET FOR SERVICES AND PRODUCTS. The Company has yet to establish the market for its services and products, and no assurance can be given that its glaucoma treatment centers in the United States, its Fixation Device and Suction Rings will be accepted on a successful scale. While the Company has opened its first glaucoma treatment center in Scottsdale, Arizona on September 2, 1997, there is no assurance that this center or any additional center will be profitable. See "BUSINESS -- THE TREATMENT CENTERS."

         CAPITAL REQUIREMENTS. Additional funding will be required to fully implement the Company's 1998 business plan of opening its third treatment center. The Company may seek additional debt or equity financing through banks, other financial institutions, companies or individuals. No assurance can be given that the Company will be able to obtain any such additional equity or debt financing on satisfactory terms or at all. No assurance can be given that any such financing, if obtained, will be adequate to meet the Company's needs for the foreseeable future. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS" and "FINANCIAL STATEMENTS."

         RELIANCE ON MANAGEMENT; LIMITED PERSONNEL. The Company is highly dependent on the services of its executive officers, G. Richard Smith and Gary
R. Smith, and the doctor in charge of the Scottsdale center, Dr. Leo Bores. The services of the Smith brothers and Dr. Bores are particularly critical. The loss of any of these individuals' services will have a materially adverse effect, and the Company may not be able to recover from a loss of any of these services. The Company is not presently able with its internal staff to fully comply with the accounting and reporting requirements associated with being a public company, and will need to continue to rely upon outside consultants and third parties to provide critical accounting, administrative and support services for the foreseeable future. No assurance can be given that these services will continue to be adequately performed or available on terms the Company can afford. See "MANAGEMENT."

         LACK OF PRODUCT DIVERSIFICATION. The Company currently has only one product, its patented glaucoma treatment process and equipment, from which to derive revenues and profits, other than treatment center operations. The Company is approaching the United States and foreign markets with two different marketing strategies for its single product. Due to the lack of product diversification, if the Company's single product does not ultimately achieve market acceptance, the Company is unlikely to be profitable. See "BUSINESS."

         TREATMENT CENTERS CONTROLLED BY PHYSICIANS. The physicians employed by the Company at its glaucoma treatment centers will have substantial control over the revenues produced and the costs incurred at the centers. In making judgments on the merits of the patients' best interests, physicians may not be making decisions which are the most profitable to the Company, on a short-term basis. Management believes, however, that medical decisions made in the best interests of the patients will be profitable to the Company on a continuing long-term basis.

         LIMITED PROPRIETARY PROTECTION. The Company uses certain proprietary technology in its products and treatment centers and the Company believes that this technology does not infringe upon the proprietary rights of others. Although no claims of infringement have been asserted, it is possible that the Company is infringing upon the proprietary and patent rights of others, and the Company may in the future be required to modify its process or obtain a license, and also could be exposed to substantial damages for any such infringement. There can be no assurances that the Company would be able to modify its process or obtain a license, and this occurrence would have a serious adverse effect on the Company. Although the Company will attempt to obtain confidentiality agreements from its employees, there can be no assurance that proprietary information of the Company will not be used in competition in the future either by one or more employees but also by consultants with which the Company is working.

         On February 11, 1997, the United States Patent Office issued Patent No. 5,601,548 entitled "Open Angle Glaucoma Treatment Apparatus and Method." The Company is greatly relying upon said patent and the protection it believes that patent protection laws will afford to generate revenues in the future. However, the Company may be required to devote substantial financial and management resources to enforce its patent rights against future infringement. In the near future the Company will have alternative uses for the financial and management resources it may be required to devote to any future patent enforcement infringement of its patent occurs. Further, there is no assurance that any of the Company's attempts at protecting its patent will ultimately prove successful, even after devoting substantial resources thereto. See "BUSINESS -- PATENT."

         MANAGEMENT OF GROWTH. The Company anticipates continued growth in the future and this growth, if achieved, will place significant strains on the Company's financial, technical, managerial and other resources which are limited. Failure to effectively manage growth could have a materially adverse effect on the Company's business and profitability.

         COMPETITIVE FACTORS. The medical device and services industry is highly competitive. There can be no assurance given that the Company will have the ability and capital to compete effectively in this environment, notwithstanding the perceived advantages of the Company's products and encouraging early test results on the Company's products and services. As with any medical technology company, change occurs rapidly and other devices, techniques and/or treatments are likely being researched by others, including major international corporations. It is likely that competitors will attempt to develop products and services to compete with the Company's products and services, particularly if the Company is profitable in the near future. Further, a cure for glaucoma may be discovered which would eliminate the market need for the Company's products and services. See "BUSINESS -- COMPETITION."

         PRODUCT LIABILITY AND OTHER INSURANCE. Testing, manufacturing, marketing and use of the Company's products and methods in the glaucoma treatment centers will entail risk of product and perhaps professional liability to the Company. The Company may be unable to obtain adequate levels of insurance to protect itself from these potential liabilities. The Company does not have officer and director errors and omissions insurance, and this could materially adversely affect the Company, particularly since it has increased exposure in this area being a reporting public company without internal staff experienced in managing public companies. The Company's ability to attract qualified outside directors and officers is limited without this insurance protection.

         DEPENDENCE UPON SUPPLIERS AND MANUFACTURER. The Company does not have long-term supply contracts and there is a risk that the Company would have supply disruption or be unable to obtain needed supplies at competitive pricing. The Company believes that many alternative suppliers are available on all necessary components and the Company does not anticipate any supply problems at this time. All of the Company's products are manufactured by third parties which the Company does not control. No assurances can be given that these third parties will be able to timely and competitively manufacturer, supply and deliver required product to achieve the Company's financial objectives. See "BUSINESS."

         CONTROL BY EXISTING STOCKHOLDERS. The Company's officers and directors own a substantial majority of the Company's outstanding Common Stock. As a result, Company management will be able to effectively control matters requiring approval by the stockholders of the Company, including the election of the Company's Board of Directors. See "PRINCIPAL STOCKHOLDERS."

         DILUTION. Investors in this offering will incur immediate and substantial dilution in net tangible book value per share of approximately 93% of the public offering price per share of the Common Stock, at an assumed public offering price of $1.00 per share. See "DILUTION."

         INTERNATIONAL SALES AND SUPPLY. The Company anticipates conducting foreign sales of its products. If paid in foreign currencies, currency fluctuation and other normal risks of conducting business internationally, including regulatory changes and requirements, fluctuating exchange rates, tariffs and other barriers, management difficulties, potentially adverse tax consequences and potentially difficult legal enforcement and collection problems could have a materially adverse impact on the financial condition of the Company. See "BUSINESS -- THE FIXATION DEVICE."

         LIABILITY FOR PERSONAL INJURY AND INADEQUACY OF INSURANCE. Use of the Company's equipment and facilities for glaucoma treatment may give rise to claims against the Company by persons alleging injury as a result of the procedures performed. The Company will endeavor, whenever possible, to seek recovery from manufacturers of equipment for claims based on alleged defects in the equipment utilized by the Company. There can be no assurance that such manufacturers will carry liability insurance adequate to protect against such claims or that the Company would prevail if it were required to assert such claims. The Company has purchased medical and products liability insurance covering these risks for its own account. However, there can be no assurance that the Company would be successful in seeking recovery from third parties or that the amount recovered would be adequate to cover all claims. To the extent the Company becomes exposed to liability claims, if any, the Company may be adversely affected.

         FEDERAL REGULATION. The Company and its operations will be subject to extensive federal regulation in the Untied States affecting the health care industry and the delivery of health care services. The Company believes it may sell its equipment in the Untied States as a "fixation device," because the equipment was previously granted a 501(k) exemption by the Food and Drug Administration (the "FDA"). However, the Company may only sell a limited amount of its product as a "device to lower inter-ocular pressure" in the United States until the FDA has approved such labeling. At this time there is no assurance when, if ever, the FDA will approve the labeling of the Company's equipment as a "device to lower inter-ocular pressure." See "BUSINESS -- GOVERNMENTAL REGULATION."

         THIRD-PARTY PAYORS. Since September 1997, the Company's Scottsdale glaucoma treatment center has been receiving payments for rendering traditional medical services to patients from both insurance companies and Medicare. However, the Company anticipates and has planned for delays and rejections of claims submitted to third-party payors of the payment related to performing the Company's patented PNT treatment on patients during each treatment center's first year of operation. In March 1998 the Company's Scottsdale treatment center began receiving Medicare payments for the performance of the PNT procedure. There is no assurance that these payments will continue to the Scottsdale center and as to when, if ever, the Company will receive payment at its additional centers from third-party payors for its patented PNT treatment. While the Company may seek reimbursement of rejected claims directly from the patients, there can be no assurance that any amounts may be collected from such patients. If the Company is unable to receive payment from third-party payors for the centers' performance of the patented treatment, the Company's profitability will be adversely impacted. See "BUSINESS -- COMPETITION."

         STATE REGULATION. The Company's Scottsdale glaucoma treatment center has registered with the State of Arizona Department of Health Services as a "health care treatment institution" and the Company anticipates that all of its treatment centers, including its new Tampa-Clearwater center, will be required to register with the states in which operations are conducted as a health care or similar provider, depending on each State's laws. The Company is unable to predict at this time the exact amount of time and expense which will be needed to register as a health care provider in each state in the Company may wish to open a glaucoma treatment center. There is no assurance that the Company will be able to register as a health care provider in each state of the Company's choice. Further, with the national attention on "health care reform" no assurance can be given that the future operations of the Company may not be adversely affected by changes to state or federal regulatory statutes or policies. See "BUSINESS -- GOVERNMENTAL REGULATION."

         POSSIBLE ISSUANCE OF OPTIONS OR STOCK MAY DILUTE INTEREST OF STOCKHOLDERS. The Company's Board of Directors intend to reserve a total of 1,000,000 shares of Common Stock for issuance under its 1998 Stock Option Plan ("STOCK OPTION PLAN"). To the extent that any stock options are granted in the future and exercised, dilution to the interests of the investors may occur. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since any holders of the outstanding options can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided by such outstanding options. See "MANAGEMENT - Stock Option Plans."

         COST OF SHARES. The price for the Shares paid by the Selling Shareholders may be substantially less than the price to be paid by the purchasers of the Shares pursuant to this Prospectus. See "SELLING SHAREHOLDERS."

         NUMBER OF SHARES REGISTERED. A total of 3,033,767 previously issued shares have been registered and may be sold pursuant to this Prospectus. This number of tradeable shares represents approximately 60% of the number of Company shares which are presently held in broker-dealer trading accounts and are otherwise freely tradeable. Therefore, the trading price for the Company's common stock may be depressed in the future because of the number of Shares "over-hanging" the market. See "SELLING SHAREHOLDERS."

         ISSUANCE OF ADDITIONAL STOCK: WARRANTS. The Company's Articles of Incorporation authorize the issuance of up to 25,000,000 shares of Common stock of which 21,583,842 has been issued as of August 1, 1998. The Company may in the future authorize the issuance of additional shares of Common Stock or preferred stock. Future issuances of stock could have a dilutive effect on the Shares to be sold pursuant to this Prospectus.

         The Company has issued 1,681,123 Warrants to purchase 1,681,123 shares of its common stock to individuals and entities which were associated with the underwriter of the Company's private placements in 1997 and 1998. These Warrants are exercisable at any time at an exercise price of $2.00 per share through December 31, 1998 and at an exercise price of $2.50 per share through December 31, 2000 on which date the unexercised Warrants expire. The holders of the outstanding Warrants may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company. See "DESCRIPTION OF SECURITIES."

         MARKET FOR COMMON STOCK. The Company's common stock currently trades on the NASDAQ Bulletin Board. The quotations on the Bulletin Board reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not reflect actual transactions. On the Bulletin Board the Company's stock is currently subject to certain rules adopted by the Securities and Exchange Commission (the "SEC") that regulate broker-dealer practices in connection with transactions in "Penny Stocks". Penny Stocks generally are securities with a price of less than $5.00 (other than securities registered on certain national exchanges or quoted on the NASDAQ Small Cap system). The "Penny Stock" rules require broker-dealers, prior to a transaction in a Penny Stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about Penny Stocks and the nature and levels of risks in the Penny Stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the Penny Stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each Penny Stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the broker-dealer must approve a customer's account for transactions in Penny Stocks except for established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income of $200,000 or $300,000 jointly with their spouse). Consequently, if the Company's common stock shares remain subject to the Penny Stock rules, these disclosure requirements may have an adverse effect on the ability of broker-dealers to sell the Company's common stock shares and may affect the ability of investors in this Offering to sell the Company's common stock shares and otherwise affect the trading market of the Company's common stock shares. Accordingly, prospective investors may be unable to liquidate an investment in common stock shares and should be prepared to bear the economic risk of their investment for an indefinite period and be able to withstand a total loss of his investment. See "MARKET FOR COMPANY'S COMMON STOCK."

                              SELLING SHAREHOLDERS

         This Prospectus covers 3,033,767 outstanding shares of Company common stock to be offered for the accounts of 68 individuals and entities (the "Selling Shareholders"). The Selling Shareholders acquired their Shares from the Company in three private placements conducted from June 1997 through June 1998. The Company committed to register their common stock shares in its last private placement. The Company will not receive any proceeds from the offering of securities by the Selling Shareholders. The following table sets forth certain information with respect to the beneficial ownership of securities offered hereby by the Selling Shareholders.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

                                      Prior to Sale            After Sale (1)
                                 Number of    Percent of   Number of  Percent of
Name and Address                  Shares       Class (2)     Shares     Class
----------------                  ------       ---------     ------     -----
Vexler, Ltd.                        56,667          .3%         0         0
P.O. Box 200
Mesa, AZ 85211

Recker 80 L.L.C                    320,000         1.5%         0         0
11811 N. Tatum
Suite 4050
Phoenix, AZ 85028

John & Irene Cifelli                 8,000            *         0         0
Grandchildren's Trust
P.O. Box 13206
Scottsdale, AZ 85267

Surrety Bank & Trust Co. Ltd.       88,000          .4%         0         0
Suite 6 Hurricane Hole Plaza
Nassau, Bahamas

Joseph H. Poplow                    10,000            *         0         0
5 Hollow Court
Westbury, NY 11590

Alexander Kale S.A                  58,880          .3%         0         0
Hunkins Plaza, Main Street
Charlestown, Nevis, W.I

J.R. Fox & Company, Inc.            20,000            *         0         0
3530 Forest Lane, #50
Dallas, TX  75234

Harriet M. Long Revocable Trust    100,000          .5          0         0
5501 Dewey Hill Road
Edina, MN  55439

Phillip N. & Patricia A. Shupe      30,000          .1%         0         0
28 Sugar Creek Road
North Little Rock, AR 72116

Michael D. Wessels                  50,000          .2%         0         0
63 Timbercreek Court
Lake Jackson, TX  77566

William & Loreta E. Philliber       20,000            *         0         0
930 Carla Circle
Sherwood, AR  72166

TAC Family Trust No. One            20,000            *         0         0
P.O. Box 13206
Scottsdale, AZ  85267

Genras, Inc.                        20,000            *         0         0
15859 N. 77th Street
Scottsdale, AZ  85260

Scott E. Johnson                   130,000          .6%         0         0
2307 Harrington Court
Euless, TX  76039

Gary Hornbrook                      10,000            *         0         0
2365 W. Portobello
Mesa, AZ  85202

Eugene J. Friedman                  50,000          .2%         0         0
4420 Bocaire Blvd
Boca Raton, FL  33487

Howard Talks & Carol Hall           20,000            *         0         0
249 Tradewind Drive
Palm Beach, FL 33480

Fred N. Seniw Trust                 10,000            *         0         0
P.O. 5055
Lansing, IL  60435

Thomas M. Tobin                     20,000            *         0         0
1013 Chippenham Road
Mechanicsburg, PA  17055

Richard T. Janicki                  10,000            *         0         0
2703 Creek Edge Parkway
Austin, TX  78733

Azriel Nagar                        20,000            *         0         0
342 Irving Avenue
South Orange, NJ 07079

James A. Moise II                   10,000            *         0         0
22 Cutter Green Drive
San Antonio, TX  78248

Dale H. Domeyer Trust               10,000            *         0         0
2404 S. Buttercup
Mesa, AZ  85208

Arnold C. Ramberg Trust             20,000            *         0         0
2438 S. Buttercup
Mesa, AZ  85208

Joseph P. Schott                    30,000          .1%         0         0
5702 N. 4th Street
Phoenix, AZ  85012

Anthony M. Kong                       10,000          *         0         0
3024 W. Mescal
Phoenix, AZ  85029

Stephen C. and Jiletta J. Ryan        20,000          *         0         0
10040 E. Happy Valley Road, #442
Scottsdale, AZ  85255

Ruth Anne Lefcourt                    24,000        .1%         0         0
7519 Via De La Campana
Scottsdale, AZ  85258

Jerry H. Walker                      103,333        .5%         0         0
22639 N. 49th Place
Phoenix, AZ  85024

David R. Plone                        50,000        .2%         0         0
10243 N. 99th Street
Scottsdale, AZ  85258

John R. Schaefer                      40,000        .2%         0         0
4179 Elm Road
Potosi, Wisconsin  53820

Economic Concepts, Inc.               20,000          *         0         0
Defined Benefit Pension Plan
9904 N. 58th Street
Paradise Valley, AZ  85253

Poseidon Solutions, Inc.              80,000        .4%         0         0
2806 Garden Oak Place, Suite 100
Grand Prairie, TX  75052

Felix P. and Sheila F. Cisek          20,000          *         0         0
1435 E. Berridge Lane
Poenix, AZ  85014

Lawrence A. Underwood                160,000        .7%         0         0
6241 N. 31st Place
Phoenix, AZ  85016

Paul J. and Carol A. Robinson         16,888          *         0         0
4814 E. Earll Drive
Phoenix, AZ  85018

Harry Voulemenous Revocable Trust     40,000         .2%        0         0
25850 S. Fox Glenn Drive
Sun Lakes, AZ  85248

Paul and Sharon Carter Family Trust  200,000         .9%        0         0
P.O. Box 2506
Flagstaff, AZ  86003

Gary Peter Klahr                      58,000         .3%        0         0
317 E. Berridge Lane
Phoenix, AZ  85012

David and Patricia Lebowitz           50,000         .2%        0         0
 Family Trust
10555 N. Tatum Blvd.  Suite 101
Paradise Valley, AZ  85253

Colonial Trust, Custodian FBO         16,000          *         0         0
James J. Morgan SD IRA
5336 N. 19th Avenue
Phoenix, AZ  85015

Leanne H. Frantz                     227,666       1.1%         0         0
2854 Post Oak Road Circle
Moblie, Alabama  36693

John E. Shryack                       20,000          *         0         0
13161 Pennystone Drive
Dallas, TX  75244

Ronald I. Gross                       44,073        .2%         0         0
9105 N. Foothills Manor Drive
Paradise Valley, AZ  85253

Gerald B. Eckley                      26,667        .1%         0         0
1421 Hamblen Road
Kingwood, TX  77339

Dr. Mark Walmer SEP-IRA               66,667        .3%         0         0
5336 N. 19th Avenue
Phoenix, AZ  85015

James W. Moldermaker SEP-IRA          37,861        .2%         0         0
8029 E. Via De Viva
Scottsdale, AZ 85253

Kevin Mulmed                          66,667        .3%         0         0
7002 E. Loma Land Dr.
Scottsdale, AZ 85257

William C. and Adriana A. Hardy       33,333        .2%         0         0
8712 Lacrosse Drive
Dallas, TX  75231

Ralph H. and Sharon C. Graham         33,333        .2%         0         0
5053 Trail Lake Drive
Plano, TX  75093

Catherine Marsh and John Croft        66,667        .3%         0         0
18 Pheasants Ridge North
Greenville, DE  19807

Russell R. and Melody A. Berg         13,333          *         0         0
3442 E. Golden Vista
Phoenix, AZ  85028

Russell R. Berg, D.C., P.C.           13,333          *         0         0
13835 N. Tatum Blvd., Suite 3
Phoenix, AZ  85032

James A. Klein                        20,000          *         0         0
1419 Chestnut Ridge
Kingwood, TX  77339

Robert H. and Lynda Jane Katz          9,333          *         0         0
7719 W. Villa Theresa Dr.
Glendale, AZ  85308

Mark S. Walmer                        33,333        .2%         0         0
3200 S. Ambrosia Dr.
Chandler, AZ  85248

Stephen C. and Jiletta J. Ryan        13,333          *         0         0
10040 E. Happy Valley Road,
 No.442
Scottsdale, AZ  85255

George and Sandra Erick               13,333          *         0         0
11432 E. De La O Road
Scottsdale, AZ  85255

Larray L Peery                        26,667        .1%         0         0
5041 E. Lafayette
Phoenix, AZ  85018

Anthony A. and Laurie R. Pearson       6,667          *         0         0
3101 Stouenburch Dr.
Hilliard, OH  43026

Belinda Barclay - White                6,667          *         0         0
4035 E. Colter
Phoenix, AZ  85018

Rick Biernacki and Randy Biernacki    33,333        .2%         0         0
P.O. Box 292068
Lewisville, TX  75067

Bruce I. Galbraith                    33,333        .2%         0         0
1401 Ramsgate
South Lake, TX  76092

Guarantee & Trust Co., Trustee        26,667        .1%         0         0
John Tull IRA
P.O. Box 1346
Baltimore, MD  21203

Mercantile Bank, Trustee              33,333        .2%         0         0
 UCL Employee Saving Trust
 FBO John Schaeffer
P.O. Box 148
Dubuque, IA  52004

Callaway, A General Partnership       14,400          *         0         0
3828 N. 28th Avenue
Phoenix, AZ  85017

Maxim Corparation, Ltd.               60,000        .3%         0         0
P.O. Box 1531
11 Old Parham Road
St. John's, Antigua

Dorothy M. Robinson                    4,000          *         0         0
7919 E. Fountain Cove
Mesa, AZ  85208
----------
(*)  Less than .1% of outstanding shares.
(1)  Assumes all shares offered by the Selling Shareholders are sold.
(2) Percentage based upon the number of outstanding shares on July 1, 1998, before any Warrants are exercised.

         The securities offered hereby for the accounts of the Selling Shareholders may be sold from time to time directly by the Selling Stockholders. Alternatively, the Selling Shareholders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities  by  the  Selling  Shareholders  may  be  effected  in  one  or  more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with such sales of securities. The Selling
Shareholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933 with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

                                USE OF PROCEEDS

         Assuming the Common Stock offered by the Company is sold for $1.00 per share, the following table represents the estimated use of $950,000 of net offering proceeds. The Company currently estimates that each new glaucoma treatment center will require $400,000 to $600,000 of working capital, depending upon whether medical equipment and office furniture can be leased by the Company on a long-term basis. Assuming the Company can obtain long-term leasing of the equipment and furniture, the Company believes $950,000 is sufficient working capital to open 2 additional treatment centers.

Purchase of medical equipment and
  office furniture (1)                                  300,000
Advertising (2)                                         300,000
Rent and personnel expenses(3)                          250,000
Contingency reserve (4)                                 100,000
                                                       --------
                                                       $950,000
----------
(1) Assumes the Company purchases $150,000 of used medical and office furniture for each new treatment center. The Company will attempt to lease this equipment and furniture to preserve working capital; however, no leasing arrangement has been made as of the date of this Prospectus.
(2) Assumes average monthly advertising expense of $25,000 for six months at each new treatment center. Advertising expenses will actually be greater in the first months of operation. The second center will not commence operations until the first additional center reaches a break-even point.
(3) Assumes rent and personnel expenses of approximately $20,000 per month for six months at each new treatment center. The second center will not commence operations until the first additional center reaches a break-even point.
(4) Assumes the Company does not engage any securities broker-dealer to solicit orders for the Common Stock. If a securities broker-dealer solicits $1,000,000 of gross offering proceeds, the Company would pay up to $100,000 of sales commission and have no contingency reserve from this Offering.

                                    DILUTION

         As of June 30, 1998 the net tangible book value of the Company was approximately $613,042 or $.03 per share, based upon the June 30, 1998 financial statements. On June 30, 1998 the Company had 21,583,842 shares outstanding. Net tangible book value per share represents the amount of the Company's total assets (excluding its intangible assets) less its liabilities, divided by the number of shares outstanding. After giving effect to the receipt of the net proceeds of the Offering assuming no broker-dealer commissions (estimated to be $950,000) and assuming no Warrants are exercised, the pro forma net tangible book value of the Company as of June 30, 1998 would have been approximately $1,563,042 or approximately $.07 per share. This would result in dilution to the investors of approximately $.93 per share, and an increase in value to existing shareholders of $.04 per share. The following table illustrates the per share dilution for the Offering:

         Offering price                                          $1.00

         Net tangible book value per share
           before Offering                                       $ .03

         Increase per share attributable to Offering             $ .04

         Pro forma net tangible book value per share
           after Offering                                        $ .07

         Dilution of net tangible book value per share
           to Investors                                          $ .93

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

         Except for historical information contained herein, this document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Company intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve risks and uncertainties and include, but are not limited to, statements regarding future events and the Company's plans and expectations. The Company's actual results may differ materially from such statements. Although the Company believes that the assumptions underlying the forward-looking statements herein are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in such forward-looking statements will be realized. In addition, the business and operations of the Company are subject to substantial risks which increase the uncertainties inherent in the forward-looking statements included in this document. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans or expectations contemplated by the Company will be achieved.

QUARTER ENDING JUNE 30, 1998

         OPERATIONS. Registrant was a development stage company through the quarter ended September 30, 1997, with no revenues having been generated. Also, prior to November 5, 1996 Registrant had been a dormant shell company with no operations since 1994. Therefore, there is no comparable prior year's operations to which to compare the six month operating results.

SIX MONTHS

     For the six-month period ended June 30, 1998 Registrant experienced a net loss from operations of $636,596, which was comprised of a net loss from Registrant's Scottsdale treatment center of $77,023 and its general and administrative expenses incurred at the corporate level of $559,573. 78.6% of Registrant's corporate expenses consisted of officers salaries of $100,000 (17.9%), professional expenses of $95,945 (17.1%) and shareholder services and media promotion of $243,876 (43.6%). Registrant expects its professional expenses to remain at a high level as a result of its continued attempts to obtain financing in 1998 for one additional treatment center, as well as incurring the continuing costs of its FDA application. Registrant expects no change in its officers salaries in the remainder of 1998. Since most of Registrant's shareholder services expenses are paid with Registrant's stock and not cash, Registrant's shareholder services expenses are likely to remain high for the remainder of 1998.

     During the first half of 1998 Registrant's Scottsdale treatment center generated $179,767 of gross revenues. Included in these revenues are prior quarters billings for PNT which were rebilled to Medicare in the first quarter, because Medicare began to pay for the PNT procedure. It is not currently known whether Medicare will continue to pay Registrant for the PNT procedure in the future. Revenues were increasing at the Scottsdale treatment center until the summer slow down occured in May and June 1998. At this time the Registrant does not expect revenues at the Scottsdale treatment center to increase to the break-even point again until September or October 1998. There is no assurance that the Scottsdale treatment center will ever be profitable, and therefore, the Registrant is considering alternatives for the Scottsdale treatment center. 87.8% of the center's expenses were represented by advertising costs of $61,360 (23.9%) and personnel salaries of $163,980 (63.9%). As a result of the summer slow down, the Registrant reduced its personnel expense at the center in July 1998. Registrant may increase its personnel expenses at the center in the second half of 1998, but only after the break-even point is achieved. Registrant expects its 1998 advertising costs for the Scottsdale center to remain comparable to that spent in the first half of 1998.

     LIQUIDITY AND CAPITAL RESOURCES. On a short-term and long-term basis Registrant requires only minimal capital to sustain its manufacturing of the patented Fixation Device and the patented suction rings, because of Registrant's current inventory levels. However, on a short-term basis Registrant requires approximately $400,000 to $600,000 to adequately fund the first year's operation of any additional glaucoma treatment centers. Registrant believes it currently has sufficient capital to fund the commencement of its second treatment center in Clearwater, Florida, including purchase or lease of approximately $200,000 of medical equipment and furnishings. Registrant is presently planning to conduct another private placement of its securities or secure debt financing in 1998 to secure financing for one additional treatment center. However, at this time Registrant has received no commitments from any source to provide such financing. The Registrant is currently planning on selling a limited number of units of its Fixation Device to ophthalmologists in the United States over the next several months, pursuant to FDA investigational device exemption rules and regulations. Such sales, if made, would have a favorable impact upon the Registrant's liquidity.

     On a long-term basis, Registrant anticipates, without assurances, that its initial glaucoma treatment centers will be sufficiently profitable to permit additional glaucoma treatment centers and product marketing to be funded during subsequent years from a combination of internal and external sources.

     During the first half of 1998 Registrant received a total of $1,238,675 from two private placement offerings of its securities. Registrant expects these funds, along with the future profitably of the Scottsdale treatment center, will provide financial stability for the Registrant's current operations in 1998.

     In December 1996 through April 1997 Registrant issued a series of promissory notes to a third party aggregating $220,000, all payable one year after issuance and bearing 15% annual interest. These notes and accrued interest were repaid in full in March 1998.

     In February 1998 Registrant issued a $25,000 convertible promissory note which bears 15% interest. The interest on this note ceased on March 30, 1998 when Registrant offered to repay this note and the holder indicated a possibility of converting into equity. 5,000 shares of Registrant's common stock were issued to the holder in February 1998 as additional interest on this note. $20,000 of the principal of this note was repaid and the remaining principal and interest was converted to Registrant's common stock in May 1998.

     In July 1997 the Registrant issued a $75,000 promissory note bearing 10% annual interest in partial consideration for the purchase of medical equipment and office furnishings at the Scottsdale treatment center. This note requires a $37,500 principal payment on July 18, 1998 (which has been made) and a $37,500 final principal payment on January 18, 1999.

YEAR ENDING DECEMBER 31, 1997

         OPERATIONS. The Company was a development stage company at year-end December 31, 1996, with no revenues having been generated during the year. Therefore, there is no comparable prior year's operations to which to compare the 1997 annual operating results.

         For the year ended December 31, 1997 the Company experienced a net loss from operations of $810,806, which was comprised of a net loss from the Company's treatment center operation of $243,629 and its general and administrative expenses incurred at the corporate level of $567,177. 68.7% of the Company 's corporate expenses consisted of officers salaries of $200,000 (35.3%) and professional expenses of $189,228 (33.4%). The Company expects its professional expenses to remain at a high level as a result of its continued attempts to obtain financing in 1998 for two additional treatment centers, as well as incurring the legal costs of acquiring and opening additional treatment centers. See "Liquidity and Capital Resources" below.

         During the four months in which the Company's Scottsdale treatment center was receiving patients, the center generated $26,107 of revenues. During the first quarter of 1998 the revenues of the center were substantially higher on a monthly basis than in 1997. The Company currently expects the Scottsdale treatment center to be profitable in the second half of 1998, if not sooner. Since the Company incurred advertising and personnel expenses during the month preceding the opening of its treatment center, the Company 's center expenses of $269,736 represented five months of costs. 79.0% of the center's expenses were represented by advertising costs of $120,300 (44.5%) and personnel salaries of $93,072 (34.5%). The Company expects the treatment center's personnel costs to remain fairly constant during 1998, and perhaps increase in the second half of the year as increased patients require additional personnel. The Company expects its advertising costs of the Scottsdale center to decrease substantially in 1998, because the initial advertising expenses will not be required in 1998 and the Company has sufficient capital on hand in 1998 to pay for advertising in advance, which should result in a substantial discount.

                                    BUSINESS

BACKGROUND

         The Company was incorporated under the name First Lloyd Funding, Inc. pursuant to the laws of the State of New York on December 21, 1989. The effective date of the Company's public offering was March 13, 1990. That offering closed on May 1, 1990. For further information concerning the Registration Statement, see File No. 33-33042-NY at the Securities and Exchange Commission's Regional Office in New York City or at its principal office in Washington, D.C. In January, 1997, the New York corporation named Coronado Industries, Inc. merged into and became a Nevada corporation of the same name.

OPHTHALMIC INTERNATIONAL, L.L.C. AND AMERICAN GLAUCOMA, INC.

         After a series of acquisitions and spin-offs from May 1990 to September 1996, on November 5, 1996 the Company entered into an Asset Purchase Agreement with Ophthalmic International, L.L.C. ("OI"), and American Glaucoma, a joint venture ("AG"), which provided for the purchase of the assets of OI and AG in exchange for 15,592,224 shares of the Company's common stock (85%) to be issued to the Company's current three Directors. An additional 855,000 shares were issued as finders fees to twelve entities and individuals.

         The assets of OI transferred to the Company were a patent pending and other proprietary information concerning equipment and a process for the treatment of Open Angle Glaucoma. The assets of AG transferred to the Company were the concept and a business plan for forty glaucoma treatment centers in the United States. However, a provision in the Asset Purchase Agreement allowed OI to rescind the transaction and receive the patent rights and other proprietary rights back from the Company in the event OI discovered within one year after the date of the Asset Purchase Agreement that the Company breached one of its representations or warranties in that agreement. OI waived this right of rescission in July 1997.

OVERVIEW

         The Company is a holding company and all business operations are conducted through its two wholly-owned subsidiaries. The Company, through its Ophthalmic International, Inc. subsidiary, manufactures and will market a fixation device with a patented designed suction ring that treats Open Angle and Pigmentary Glaucoma. American Glaucoma, Inc. ("AGI"), the Company's other subsidiary, operates a glaucoma treatment center in Scottsdale, Arizona, and will be opening a second treatment center in Clearwater, Florida and intends to open up to 8 similar treatment centers in the United States.

         In the United States, glaucoma is the second leading cause of blindness affecting approximately 7,500,000 persons. Of those, about 60,000 are legally blind. Glaucoma affects approximately three percent of the world's population, with certain ethnic populations having a higher occurrence rate. If detected and treated early, glaucoma need not cause blindness or even severe vision loss. While there is no cure for glaucoma, the Company believes that its patented device and process provide an effective treatment for afflicted persons and that a significant global market for its patented process, equipment and rings currently exists.

         Glaucoma is not a single disease but rather a group of diseases that effect the eye. This group of diseases has a single feature in that progressive damage to the optic nerve due to increased pressure within the eyeball. As the optic nerve deteriorates, blind spots and patterns develop. If left untreated, the result may be total blindness. The space between the lens and the cornea in the eye is filled with a fluid called the aqueous humor. This fluid circulates from behind the colored portion of the eye (the iris) through the opening at the center of the eye (pupil) and into the space between the iris and cornea. The aqueous humor is produced constantly, so it must be drained constantly. The drain is at the point where the iris and cornea meet, known as the drainage angle, which directs fluid into a channel (Schlemm's canal) that then leads it to a system of small veins outside the eye. When the drainage angle does not function properly, the fluid cannot drain and pressure builds up within the eye. Pressure also is exerted on another fluid in the eye, the vitreous humor behind the lens, which in turn presses on the retina. This pressure affects the fibers of the optic nerve, slowly damaging them. The result over time is a loss of vision.

THE FIXATION DEVICE

         After four years of ongoing studies involving Dr. John T. LiVecchi, M.D., F.A.C.S., Assistant Clinical Professor of Ophthalmology, Allegheny University and Dr. Guillermo Avolos, Professor of Ophthalmology, University of Guadalajara, Mexico,it was determined that a 2 minute treatment with Ophthalmic International's fixation device and patented design suction ring temporarily reduced inter-ocular pressure ("I.O.P.") in the treatment of glaucoma by approximately 6 Hg for an average of three (3) months at which time the treatment can be repeated with no serious side effects. This I.O.P. lowering is achieved when the patented suction ring is applied over the perilimbal area of the eye for a specified time. With this treatment the Company believes that there are no harmful side effects, like those associated with eye drop treatments. In addition, the patent entitled "Open Angle Glaucoma Treatment Apparatus and Method" has been granted and is believed to allow the Company to achieve a significant market advantage over competitors.

         Dr. John LiVecchi, a Company Director, and Dr. Leo Bores, the Medical Director of the Company's Scottsdale treatment center, addressed two different medical conventions of ophthalmologists in March and April 1998 concerning the results of the studies of Company's procedure and equipment. These presentations to the ultimate end-users of Company's products serve to educate the industry about the Company's product and its efficacy.

         The Company's subsidiary, Ophthalmic International, Inc., intends to manufacture and sell the vacuum equipment, the patented rings and the process in the United States and abroad, primarily through distributors who will be assigned specific geographical territories, on the basis of continents or countries. Ophthalmic International entered into a confidentiality agreement with Alcon Co. in March, 1997 as the first step in negotiating for Alcon to become a distributor. In 1997 Ophthalmic International has executed a second confidentiality agreement with one additional potential distributor for exclusive worldwide distribution rights. These negotiations concerning distribution likely will not be completed and definitive agreements executed until one or more independent studies are completed, PNT billing codes are assigned, or the labeling of the product as a "device to lower inter-ocular pressure" is approved by the FDA.

         Until such time as the Company executes an exclusive worldwide distribution agreement, the Company may enter into one or more non-exclusive distribution agreements with medical equipment dealers in the Far East and/or Europe. These short-term agreements will provide the Company with test-marketing results for use in its negotiations for the exclusive worldwide rights and provide the Company with interim cash flow.

         The Company expects its distributors will purchase the vacuum equipment for approximately $5,000-$10,000 per unit and purchase the patented ring which is placed on the patient's eye, for approximately $10 to $15 each, depending upon volume. In the Fall of 1998 the Company expects to commence limited sales of its product at a price of approximately $15,000 per unit in the U.S. pursuant to the FDA rules allowing recovery of its research and development costs. The Company expects, without assurance, to have a gross profit margin on the manufacture and sale of its product in excess of 60%.

         The Company's vacuum equipment is composed of special order parts, such as molded case, display board, circuit boards, and motors, all for which the Company has established manufacturing relationships with manufacturers. The Company's subsidiary, Ophthalmic International, Inc., assembles the vacuum fixation device at its offices in Fountain Hills, Arizona. At such time as the Company executes an agreement with a major worldwide distributor, the Company may also sell the manufacturing rights to the same company. The Company has contracted for the manufacture of the patented rings with a medical device manufacturer located in California.

THE TREATMENT CENTERS

         The Company's subsidiary, American Glaucoma, Inc., opened its first glaucoma treatment center in Scottsdale, Arizona in September 1997. The Company estimates that there are approximately 62,000 glaucoma patients in the Phoenix area, based upon a three percent general population occurrence of the condition. Based upon an estimated start-up cost and first year budget of $600,000 for the Scottsdale Center, the Company estimates that it would have to treat approximately 1,300 patients for an annual clinic fee of $920 to break-even on these initial expenditures, assuming a 50% net income margin (of which there is no assurance).

         During the fourth quarter of 1997 the Company's Scottsdale Center generated approximately $26,000 of gross revenues and an operating loss of $243,629. During the first half of 1998 the Scottsdale center generated approximately $179,769 of gross revenues and an operating loss of $77,023. The Company's believes that its advertising campaign and the resulting patient treatment at the Scottsdale Center have indicated that the Company's products and glaucoma treatment centers will be accepted by the general glaucoma public in the future.

         The Company is hopeful of opening two additional treatment centers in during 1998, subject to adequate funding. One of these additional centers is currently planned for the Tampa-Clearwater, Florida area, which has been funded by the Company's latest private placement of common stock. The Company has initiated discussions with certain practicing ophthalmologists in these states, concerning their possible participation in the Company's future treatment centers. On the basis of these discussions, the Company believes it will be able to recruit practicing ophthalmologists as the medical directors of its future treatment centers. However, the Company has not entered into any agreement or reached any arrangement with any physician at this time. The Company anticipates that its advertising and telemarketing techniques initiated and refined at the Company's Scottsdale Center will enable the Company's additional treatment centers to reach profitability in a shorter time period than the Scottsdale Center.

         Dr. Leo Bores, currently the Medical Director of the Company's Scottsdale Center, may become the Supervising Medical Director of all of the Company's future treatment centers at such time as the Company has opened two or more additional centers.

PATENT

         On February 11, 1997 the U.S. Patents and Trademarks Office issued a patent to Ophthalmic International, L.L.C., Patent Number 5,601,548, for the process, equipment and the procedure which has been licensed to the Company. The Company believes, without assurance, that this patent provides the Company with a substantial competitive advantage over current and future glaucoma treatment competitors. The Company is not aware of any other patent being granted for glaucoma treatment. The Company intends to follow a policy of aggressively pursuing claims of infringement on its patent and the Company does not believe its patent, or product or services infringe on the rights of any other person.

COMPETITION

         The medical device and service industries are highly competitive. The Company's patented device and treatment process are and will be in competition with established and future glaucoma treatment procedures and products. The Company's treatment centers will compete directly with other medical care providers. The future sale of the Company's products to ophthalmologists, optometrists, medical clinics and hospitals may meet substantial resistance from distributors and potential customers, particularly until the FDA product label is changed and the insurance/Medicare billing codes are established. The Company is presently unable to predict when such billing codes will be established on a national basis. Ophthalmologists not employed by the Company are likely to discount the benefits of the Company's products to their patients from fear of losing patients to the Company's treatment centers, even though the clinical results of the Company's products have been presented at ophthalmic conventions in the United States for over three years. Further, the Company will need to establish the economic benefit of its products to the satisfaction of health maintenance organizations ("HMO") before the Company's glaucoma treatment centers receive patient treatment referrals from HMOs. Today HMOs are responsible for the medical treatment of a substantial percentage of the population of the United States.

GOVERNMENTAL REGULATION

         Presently the Company believes it may sell and distribute its "fixation device" in the United States as part of its product pursuant to a Section 510(k) exemption from the Untied States Food and Drug Administration (the "FDA"). The Company registered with the FDA as the manufacturer and distributor of this
Section 510(k) product in April 1996. In August 1998, the Company submitted a 510(k) application to the FDA for the product to be labeled for the reduction of inter-ocular pressure. If the 510(k) application is rejected by the FDA, the re-labeling process would involve the completion of clinical studies of the product's performance and safety and the submission of such studies to the FDA. In 1994, 1996 and again in April 1998 the Company's product was approved for "investigational device exemption" by an Investigational Review Board. The use of the product at the Company's glaucoma treatment centers are part of these IDE studies. The Company is currently in discussion with independent medical study centers concerning the commencement of additional IDE studies on the Company's product and process under its 1998 IDE study. There is no assurance as to when any independent study will be completed or that the results of any such study will be beneficial to the Company's FDA process. Likewise, there can be no assurance when, if ever, the Company's equipment will be re-labeled as a "device to lower inter-ocular pressure" by the FDA.

         In July 1997 the Company's Scottsdale treatment center registered with the State of Arizona Department of Health Services as a "health care treatment institution" and the Company anticipates that all of its treatment centers will be required to register in the various states in which they will be located. The Company is unable to predict at this time the exact amount of time and expense which will be needed to register as a health care provider in each state in which the Company may wish to open a glaucoma treatment center. There is no assurance that the Company will be able to register as a health care provider in each state of the Company's choice.

EMPLOYEES

         In addition to its two officers, the Company employs one person full-time at the corporate headquarters. The Company presently employs its Medical Director, Dr. Leo Bores, and 3 full-time medical and administrative personnel at its Scottsdale glaucoma treatment center. The Company anticipates hiring additional administrative and marketing personnel upon the opening of additional treatment centers, in addition to medical personnel at the centers.

PROPERTY

         During calendar year 1997, the Company's  offices were located at 16929
E. Enterprise Drive, Suite 202, Fountain Hills, AZ 85268, where the Company is currently leasing approximately 1,600 square feet of space from a third party landlord.  The  Company is paying  approximately  $1,200  per  month,  including utilities, in rent for this space on a five-year lease. The Company presently believes this space is adequate to satisfy the Company's current needs. In June 1998, the Company entered into a month-to-month lease for 1,800 square feet of space adjacent to its original space in Fountain Hills, Arizona, for approximately $1,400 per month rent, including utilities. This combined space will be adequate for the Company's needs throughout its initial manufacturing stages, when commenced.

         On July 28, 1997 the Company executed a lease with Dr. Leo Bores, the Scottsdale center's Medical Director, for a 4,200 square foot medical facility located at 8049 N. 85th Way, Scottsdale, Arizona. This facility is the site of the Company's first treatment center. The monthly lease rate on this facility is $3,500. The Company has a two-year option to purchase this building for the sum of $400,000 cash. The Company believes this facility is adequate to serve up to 60 glaucoma patients per day.

         The   Company   currently    anticipates    leasing   space   for   its
Tampa-Clearwater treatment center in the range of 2,000 to 4,000 square feet at a monthly lease rate of approximately $1.00 per square foot.

LEGAL PROCEEDINGS

         There were no legal proceedings involving the Company which are pending or threatened as of the date of this Prospectus.

                      MARKET FOR THE COMPANY'S COMMON STOCK

         The principal U.S. market in which the Company's common shares (all of which are one class, $.001 par value) were traded was the over-the-counter market. The aforesaid securities are not traded or quoted on any automated quotation system. Such over-the-counter market quotations reflect inter-dealer prices without retail markup, markdown or commission and may not necessarily represent actual transactions. The following table shows the low and the high bid reported by the NASDAQ Bulletin Board System in 1996 and 1997, by fiscal quarter, and for the first half of 1998.

                                                                  LOW      HIGH
                                                                  ---      ----

   January 1, 1996 -- March 31, 1996                                0         0
   April 1, 1996 -- June 30, 1996 (reflecting 5:1 reverse split)    0         0
   July 1, 1996 -- September 30, 1996                               0         0
   October 1, 1996 -- December 31, 1996                         $1.50     $9.75
   January 1, 1997 -- March 31, 1997                            $3.00     $6.75
   April 1, 1997 -- June 30, 1997                               $2.50     $5.94
   July 1, 1997 -- September 30, 1997                           $1.94     $4.38
   October 1, 1997 -- December 31, 1997                         $1.00     $2.75
   January 1, 1998 -- March 31, 1998                            $0.63     $3.09
   April 1, 1998 --  June 30, 1998                              $0.66     $1.75

         At July 1, 1998, the Company had approximately 383 stockholders of record including nominee firms for securities dealers.

         The Company has not paid or declared any dividends upon its common shares since its inception and, by reason of its present financial status and its contemplated financial requirements, does not intend to pay or declare any dividends upon its common shares within the foreseeable future.

                                   MANAGEMENT

The directors and executive officers of the Company as of December 31, 1997 were as follows:

           NAME AND ADDRESS                                POSITION
           ----------------                                --------
   G. Richard Smith                          Director, Chairman and Secretary
   16929 E.  Enterprise Drive Suite 202
   Fountain Hills, AZ 85268

   Gary R. Smith                             Director, President and Treasurer
   16929 E.  Enterprise Drive Suite 202
   Fountain Hills, AZ 85268

   John T. LiVecchi                          Director
   16929 E.  Enterprise Drive Suite 202
   Fountain Hills, AZ 85268

         The Company presently has two vacancies on its Board of Directors.

         G. Richard Smith, age 50, has been a Director of the Company since November 5, 1996 and Secretary of the Company since November 5, 1996. He became Chairman in March, 1998. From July, 1995 to November 5, 1996 G. Richard Smith was a member and President of Ophthalmic International, L.L.C., the company that developed and patented the glaucoma treatment which was conditionally transferred  to the  Company.  From  1987 to June,  1995 G.  Richard  Smith  was
Co-owner and President of Southern California Medical Distributors, Ltd. ("SCMD") which developed a turbine powered keratome for eye surgery. G. Richard Smith attended Oakland University in Oakland County, Michigan from 1968 to 1970.

         Gary R. Smith, age 54, has been a Director of the Company since November 5, 1996, and President and Treasurer of the Company since November 5, 1996. From July, 1995 to November 5, 1996 Gary R. Smith was a member and Vice President of Product Development and Manufacturing of Ophthalmic International, L.L.C., the company that developed and patented the glaucoma treatment which was conditionally transferred to the Company. From 1987 to June, 1995 Gary R. Smith was Co-owner and Vice President of Product Development and Manufacturing for Southern California Medical Distributors, Ltd. ("SCMD"), where he developed a turbine powered keratome for eye surgery. Gary R. Smith attended Detroit Institute of Technology in Detroit, Michigan from 1961 through 1963.

         John T. LiVecchi, age 50, has been a Director of the Company since December 16, 1996. Dr. LiVecchi received his medical degree in 1977 from the University of Rome, Italy. From 1983 to present Dr. LiVecchi has been in private medical practice in the field of ophthalmology in the Scranton, Pennsylvania area. Dr. LiVecchi has been on the staff of several hospitals and universities. Dr. LiVecchi is licensed to practice medicine in the States of New York, Michigan and Pennsylvania. Dr. LiVecchi has authored numerous articles and presentations. In 1994 Dr. LiVecchi undertook the project of developing equipment and procedures for treating open angle glaucoma, along with the Company's other Directors.

Messrs. Smith, Smith and LiVecchi were the three owners of SCMD which developed a turbine powered keratome for eye surgery. They sold this company to its Chinese distributor in 1995. During the last year before its sale, this company had total revenues of approximately $1,050,000 and net income of approximately $695,000. This company was sold for a multiple of its net income. Messrs. Smith, Smith and LiVecchi sold SCMD to devote their efforts to the development of the glaucoma treatment process and equipment, which they felt could be more profitable than the turbine keratome.

         Gary R. Smith and G. Richard Smith are brothers.

KEY EMPLOYEE

         Dr. Leo Bores, as the Medical Director of the Company's Scottsdale glaucoma treatment center and the Supervising Medical Director of the future centers, is a key employee of the Company. Dr. Bores received a B.S. degree in Biochemistry and Biology in 1958 from Wayne State University. Dr. Bores received his degree from the Wayne State University College of Medicine in 1962 and he served his internship at Harper Hospital in Detroit, Michigan in 1962 and 1963. Dr. Bores was a resident in Ophthalmology from 1963 to 1968 and was certified by the American Board of Ophthalmology in 1969. Dr. Bores is internationally known for his contributions to the development of radial keratotomy ("RK"). In 1994, Dr. Bores received the 1st Annual Award for outstanding scientific contributions to eye microsurgery. In 1995 Dr. Bores became the 12th recipient of the Innovators in Ophthalmology Award from the American Society for Cataract and Refractive Surgery for outstanding contributions in ophthalmic surgery.

COMPENSATION

         The following table sets forth the salaries of the Company's two officers for the fiscal year ending December 31, 1997.

                                                                 Long Term Compensation
                                                          ---------------------------------
                                Annual Compensation               Awards            Payouts
                           -----------------------------  -----------------------   -------
                                                 Other                 Securities
                                                 Annual   Restricted     Under-              All Other
Name and                                         Compen-    Stock        lying        LTIP    Compen-
Principal                                        sation     Awards      Options/    Payouts   sation
Position           Year    Salary($)  Bonus($)     ($)       ($)         SARS(#)      ($)       ($)
--------           ----    ---------  --------   -------   ---------    ---------   -------  ---------
G. Richard Smith,
Chairman           1997     $100,000     --         --        --           --          --        --

Gary R. Smith,
President          1997     $100,000     --         --        --           --          --        --

         On July 18, 1997, the Company executed a two-year agreement with Dr. Leo Bores, pursuant to which Dr. Bores will be paid a salary of $150,000 for the first year and $200,000 for the second year. In addition to his base salary, Dr. Bores shall receive an annual bonus equal to 5% of the net income from the Scottsdale treatment center. It is presently expected that the Company will execute an agreement with Dr. Bores as the Supervising Medical Director over all the Company's future glaucoma treatment centers upon the completion of this Offering.

STOCK OPTION PLAN

         The Company's Board of Directors is considering the adoption of a 1998 Stock Option Plan for the Company (the "Option Plan") and anticipates up to 1,000,000 shares will be reserved for issuance thereunder. The Option Plan is structured to allow the Board of Directors and a future Stock Option Committee of the Boards discretion in creating equity incentives to management, key employees and professional consultants for the purpose of assisting the Company in motivating and retaining appropriate talent. To date, the Option Plan has not been adopted and the Company has not granted any options under the Option Plan.

         The Company currently has no pension, retirement, annuity, savings or similar benefit plan which provides compensation to its executive officers or directors.

                             PRINCIPAL STOCKHOLDERS

         As of August 1, 1998 there were 21,583,842 outstanding shares and there will be 22,583,842 shares outstanding after the completion of the Offering. The following table sets forth the name, address, number of shares beneficially owned, and the percentage of the Company's total outstanding common stock shares before and after the Offering owned by: (i) each of the Company's Officers and Directors; (ii) the Company's Officers and Directors as a group; and (iii) other shareholders of 5% or more of the Company's total outstanding common stock shares.

                                                                          PERCENT           PERCENT
                     NAME AND ADDRESS          AMOUNT AND NATURE OF       OF CLASS          OF CLASS
TITLE OF CLASS       BENEFICIAL OWNER         BENEFICIAL OWNERSHIP(1)  BEFORE OFFERING   AFTER OFFERING
--------------       ----------------         -----------------------  ---------------    --------------
 Common Stock   G. Richard Smith                      6,508,112            30.2%             28.8%
                16929 E.  Enterprise Drive
                Suite 202
                Fountain Hills, AZ 85268

 Common Stock   Gary R. Smith                         6,134,512            28.4%             27.2%
                16929 E.  Enterprise Drive
                Suite 202
                Fountain Hills, AZ 85268

 Common Stock   John T. LiVecchi                      2,000,000             9.3%              8.9%
                16929 E.  Enterprise Drive
                Suite 202
                Fountain Hills, AZ 85268

 Common Stock   Officers and Directors, as           14,642,624           67.8%             64.8%
                a Group (3 People)

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On November 5, 1996, the Company entered into the Asset Purchase Agreement with Ophthalmic International, L.L.C., and American Glaucoma, whereby 6,796,112 restricted shares of the Company's common stock were issued to each of Gary R. Smith and G. Richard Smith, and 2,000,000 restricted shares were issued to John T. LiVecchi. Messrs. Smith, Smith and LiVecchi became the Company's sole Directors as a result of this transaction. For accounting purposes, Messrs. Smith, Smith and LiVecchi are deemed to have no cost in the assets transferred to the Company.

                            DESCRIPTION OF SECURITIES

         The authorized capital stock of the Company consists of 25,000,000 shares of common stock, par value $0.001 per share, and 3,000,000 shares of Preferred Stock, par value $0.0001 per share. As of the date of this Prospectus, there were 21,583,842 shares of common stock and 0 shares of Preferred Stock issued and outstanding.

COMMON STOCK

         As of August 1, 1998, the Company is authorized to issue 25,000,000 shares of Common Stock, par value $.001 per share, of which 21,583,842 shares were issued and outstanding at the date of this Prospectus. Holders of common stock are entitled to one vote for each share held on each matter to be acted upon by stockholders of the Company. Stockholders do not have preemptive rights or the right to cumulate votes for the election of directors. Shares are not subject to redemption nor to any liability for further calls. All shares of common stock issued and outstanding are entitled to receive such dividends, if any, as may be declared by the Board of Directors in its discretion out of funds legally available for that purpose, and to participate pro rata in any distribution of the Company's assets upon liquidation or dissolution.

         In the event of liquidation or dissolution of the Company, all assets available for distribution after satisfaction of all debts and other liabilities and after payment or provision for any liquidation preference on any issued Preferred Stock are distributable among the holders of the common stock.

         The Transfer Agent for the Company's common stock will be Olde Monmouth Stock Transfer Co., Inc., 77 Memorial Parkway, Suite 101, Atlantic Highlands, New Jersey 07716.

PREFERRED STOCK

         The Company is authorized to issue 3,000,000 shares of Preferred Stock, par value $.0001 per share, of which no shares were issued and outstanding at the date of this Prospectus. The Preferred Stock shares shall have the rights, limitations and obligations which the Board of Directors shall determine at the time the Preferred Stock is issued. The Company has no present intention of issuing any Preferred Stock in the foreseeable future.

COMMON STOCK PURCHASE WARRANTS

         The Company has reserved for issuance 1,681,123 shares of common stock for issuance in the event of the exercise of 1,681,123 outstanding Common Stock Purchase Warrants (the "Warrants"). The Warrants themselves have not been and will not be registered. The Warrants are exercisable at any time at an exercise price of $2.00 per share through December 31, 1998 and at an exercise price of $2.50 per share through December 31, 2000 on which date the unexercised Warrants expire.

         The Warrants are not subject to redemption by the Company. The holders of the Warrants do not have any of the rights or privileges of stockholders of the Company, such as voting rights or the right to receive dividends, prior to exercise of the Warrants. The exercise price of the Warrants and the number of Warrants are subject to automatic proportionate adjustment in the event of any stock dividend, stock split or other recapitalization affecting the outstanding Company common stock.

         Investors in the Shares should note that for the term of the Warrants, the holders thereof are given the opportunity to profit from a rise in the market price of the Company's common stock through the exercise of the Warrants with a resulting dilution in the interests of other stockholders. At any time when the holders of the Warrants might be expected to exercise the same, the Company would in all likelihood be able to obtain additional equity capital on terms more favorable than those provided in the Warrants.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Upon the exercise of all of the Warrants (of which there is no assurance), the Company will have outstanding 23,264,965 shares of common stock. Of these shares, approximately 8,000,000 will be freely tradeable without restriction or further registration under the Securities Act of 1933 (the "Securities Act"). The remaining outstanding shares of common stock are deemed to be "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued and sold by the Company in private transactions not involving a public offering. Under Rule 144 as currently in effect, all of such shares are presently eligible for sale.

         In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or other persons whose shares are required to be aggregated), who has owned restricted shares of the Company's common stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares of common stock that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the shares are quoted on the NASDAQ system, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

         Sales  under  Rule 144 are  also  subject  to  certain  manner  of sale provisions, notice requirements and the availability of current public information about the Company. A person who has not been an affiliate of the Company at any time during the three months preceding a sale, and who has beneficially owned his Common Stock for at least two years, would be entitled to sell such common stock under Rule 144(k) without regard to the other requirements of Rule 144.

         Two of the Company's officers, directors and existing stockholders (Gary R. Smith and G. Richard Smith) have agreed with the Underwriter not to sell or otherwise dispose of any of their shares of Company common stock through June 16, 1999 without the prior written consent of the Underwriter.

         No predictions can be made of the effect, if any, that sales of common stock under Rule 144, or the availability of such shares for sale, will have on the market price for the common stock of the Company prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing market prices for the Company's common stock and could impair the Company's ability to raise additional capital through the sale of its equity securities.

                              PLAN OF DISTRIBUTION

         The Company will be offering the Common Stock to the public through its officers, Directors and employees. No commission will be paid by the Company upon sales of the Common Stock solicited by its officers, Directors and employees.

         The Company may subsequently enter into an agreement (the "Participating Dealer Agreement") with one or more securities broker-dealers which provides for the securities broker-dealers to be paid a cash commission up to 10% of the gross offering proceeds solicited by such securities broker-dealers.

         The   Participating    Dealer   Agreement   provides   for   reciprocal
indemnification between the Company and any participating broker-dealer against certain liabilities, including liabilities under the Securities Act.

         The offering price set forth on the cover page of this Prospectus should not be considered an indication of the actual value of the Common Stock. The trading market value of the Company's common stock as of the date of this Prospectus was the primary consideration used by the Company to determine the offering price of the Common Stock.

                                 DIVIDEND POLICY

         No cash dividends have been declared or paid by the Company to date. The Company intends to employ all available funds for development of its business and accordingly, does not intend to pay cash dividends on its common stock in the foreseeable future. The Board of Directors of the Company will review its common stock dividend policy from time to time to determine the desirability and feasibility of paying dividends after giving consideration to the Company's earnings, financial condition, capital requirements, any dividend obligations on outstanding Preferred Stock, and such other factors as the Board of Directors deems relevant.

                                  LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for the Company by the Law Office of Michael K. Hair, P.C., Scottsdale, Arizona.

                                     EXPERTS

         The consolidated balance sheet of Coronado Industries, Inc. and subsidiaries as of December 31, 1997 and the related consolidated statements of operations, changes in stockholders equity (deficit) and cash flows for the years ended December 31, 1997 and 1996 have been included in this Prospectus and Registration Statement in reliance upon the report of Semple & Cooper, LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                INDEMNIFICATION

         The  Company's   Articles  of  Incorporation  and  the  Nevada  General
Corporation Act provide for indemnification of liability to the Company's officers, Directors and employees under the Securities Act of 1933.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                   CORONADO INDUSTRIES, INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS


      For the Six Months Ended June 30, 1998 and 1997................. F-2

      For the Years Ended December 31, 1997 and 1996.................. F-7

                   CORONADO INDUSTRIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                  June 30, 1998

                                                                       June 30,
                                                                        1998
                                                                     (Unaudited)
                                                                     -----------
                                     ASSETS
Current Assets:
   Cash                                                             $  509,265
   Accounts Receivable, net
     -Trade                                                             95,292
     -Other                                                              3,999
   Inventory                                                            43,031
   Prepaid Expenses                                                     55,000
                                                                    ----------
        Total Current Assets                                           706,587

Property and Equipment, net                                            138,186

Other Assets:
   Intangible Assets                                                    34,593
                                                                    ----------
        Total Assets                                                $  879,366
                                                                    ==========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
   Notes Payable                                                    $        0
   Note Payable to Related Party -
      Current Portion                                                   75,000
   Accounts Payable                                                     14,906
   Accrued Salaries                                                    130,000
   Accrued Payroll Taxes                                                11,825
                                                                    ----------
        Total Current Liabilities                                   $  231,731

Long-term Debt                                                               0
                                                                    ----------
        Total Liabilities                                              231,731
                                                                    ----------
Stockholders' Equity (Deficit):
   Preferred Stock                                                           0
   Common Stock - $.001 par value;
    25,000,000 shares authorized, 21,583,842
    shares outstanding at June 30, 1998;
    18,962,653 outstanding at December 31, 1997                         21,584
   Additional Paid-in Capital                                        2,169,586
   Accumulated Deficit                                              (1,543,535)
                                                                    ----------
        Total Stockholders' Equity (Deficit)                          647,635
                                                                    ----------
Total Liabilities And Stockholders'
   Equity (Deficit)                                                 $  879,366
                                                                    ==========

                   CORONADO INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                  (Unaudited)


                                                    Six Months
                                            ------------------------
                                                1998         1997
                                                ----         ----
Revenues                                    $   179,767   $       --

Cost of Patient Revenues                        256,790           --
                                            -----------   ----------
Gross Loss                                       77,023           --

General and Administrative
 Expenses                                       559,573      237,493
                                            -----------   ----------
Loss from Operations                           (636,596)    (237,493)

Interest Expense                                (12,172)      (7,480)

Other Income                                         66          500
                                            -----------  -----------

Net Loss                                       (648,702)    (244,473)
                                            ===========  ===========

Basic Loss per Share                        $      (0.3) $      (.01)
                                            ===========  ===========
Weighted Average Shares
 Outstanding                                 19,979,061   18,344,253
                                            ===========  ===========

                   CORONADO INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     SIX MONTHS ENDED JUNE 30, 1998 AND 1997

                                                       June 30,       June 30,
                                                         1998           1997
                                                     (Unaudited)    (Unaudited)
                                                     -----------    -----------
CASH FLOWS USED IN OPERATING ACTIVITIES:
   Cash paid for operating expenses                $ (580,652)        $(187,826)

CASH FLOWS USED IN INVESTING ACTIVITIES:
   Acquisition of property and equipment              (13,919)           (8,714)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from borrowings                            25,000           192,000
   Repayment of debt                                 (245,470)               --
   Proceeds from stock sales                        1,258,675                --
                                                   ----------         ---------
NET INCREASE (DECREASE) IN CASH                       443,634            (4,540)

CASH, beginning of period                              65,631             7,183
                                                   ----------         ---------

CASH, end of period                                $  509,265         $   2,643
                                                   ==========         =========
RECONCILIATION OF NET LOSS TO NET CASH
 USED IN OPERATING ACTIVITIES:
   Net loss                                        $ (648,702)        $(244,473)
   Adjustments to reconcile net loss to net
    cash used in operating activities:
      Amortization                                     1,752             1,302
      Depreciation                                    25,135             1,962
      Stock issued for services                      175,000                --
      Increase in:
        Accounts receivable                          (87,483)               --
        Inventory                                         --           (17,197)
        Patents                                           --           (26,841)
        Professional retainers                            --            (5,000)
        Prepaid expenses                              49,500                --
      Increase (decrease) in:
        Accounts payable                             (61,784)           31,916
        Accrued salaries                             (23,673)           55,000
        Accrued expenses                                  --             7,480
        Accrued payroll taxes                        (10,397)            8,025
                                                  ----------         ---------
NET CASH USED IN OPERATING ACTIVITIES             $ (580,652)        $(187,826)
                                                  ==========         =========

                   CORONADO INDUSTRIES, INC. AND SUBSIDIARIES
       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                  For The Six Month Period Ended June 30, 1998

                                                                        Total
                   Common Stock                                         Stock-
               -------------------  Additional    Retained              Holders'
                  Shares             Paid-in      Earnings   Treasury   Equity
               Outstanding  Amount   Capital      (Deficit)    Stock   (Deficit)
               -----------  ------   -------      ---------    -----    -------
Balance at
 December
 31, 1997      18,962,653  $18,962  $  730,622  $  (894,833)  $  --   $(145,249)

Stock issued
 for services     145,000      145     197,355           --      --     197,500

Proceeds
 from sale
 of stock, net  2,465,367    2,466   1,236,209           --      --   1,238,675

Conversion of
 debt              10,822       11       5,400           --      --       5,411

Net loss               --       --          --     (648,702)     --    (648,702)
               ----------  -------  ----------    ---------   -----   ---------
Balance at
 June
 30, 1998      21,583,842   21,584   2,169,586   (1,543,535)     --     647,635
               ==========  =======  ==========  ===========   =====   =========

                   CORONADO INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 (UNAUDITED)

1. SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION:

In the opinion of management, the accompanying financial statements reflect all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position as of June 30, 1998 and the results of its operations for the three and six months ended June 30, 1998. Although management believes that the disclosures in these financial statements are adequate to make the information presented not misleading, certain information and footnote disclosures normally included in financial statements that have been prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities Exchange Commission.

The results of operations for the six months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the full year ending December 31, 1998. The accompanying consolidated financial statements should be read in conjunction with the more detailed financial statements, and the related footnotes thereto, filed with the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997.

PRINCIPLES OF CONSOLIDATION:

The consolidated financial statements include the financial position, results of operations, cash flows and changes in stockholder's equity of Coronado Industries, Inc., and its wholly-owned subsidiaries. All material intercompany transactions, accounts and balances have been eliminated.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. NOTES PAYABLE:

At December 31, 1997, notes payable consist of the following:

   Notes payable to Hayden Investment, with interest at 15%,
   due April 30, 1998 through July 20, 1998; unsecured.          $  224,631

   Less: current portion                                           (224,631)
                                                                 ----------
                                                                 $       --
                                                                 ==========

                   CORONADO INDUSTRIES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


This debt was repaid in full in March 1998.

In February 1998 the Company issued a $25,000 convertible promissory note which bore a 15% annual interest rate. This note was repaid in May 1998 with $20,000 in cash and $5,000 in principal and $411 accrued interest in common stock. 5,000 additional shares were issued in February 1998 as additional interest.

At June 30, 1998, notes payable to a related party consist of the following:

Notes payable to Dr. Leo Bores, with 10% annual interest,
$37,500 principal due on July 18, 1998 and remaining
principal on January 18, 1998; unsecured.                        $75,000

Less: current portion                                             75,000
                                                                 -------
                                                                 $    --
                                                                 =======
3.  STOCKHOLDERS' EQUITY (DEFICIT)

COMMON STOCK AND COMMON STOCK WARRANTS:

The Company issued 568,400 shares of common stock for $574,091, net of costs of $138,659, through private offerings throughout the year ended December 31, 1997. During the six-month period ended June 30, 1998 the Company issued 2,465,367 shares of common stock for net offering proceeds of $1,238,675. In relation to those offerings, the Company issued a total of 1,681,123 common stock warrants to the underwriter and its representatives. The warrants have an exercise price of $2.00 per share through December 31, 1998, and then $2.50 per share through December 31, 2000, when they expire.

                          INDEPENDENT AUDITORS' REPORT


To The Stockholders and Board of Directors of
Coronado Industries, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Coronado Industries, Inc. and subsidiaries as of December 31, 1997, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the years ended December 31, 1997 and 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Coronado Industries, Inc. and subsidiaries as of December 31, 1997, and the results of its operations, changes in stockholders' equity (deficit), and its cash flows for the years ended December 31, 1997 and 1996 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the consolidated financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Semple & Cooper, LLP
Certified Public Accountants

Phoenix, Arizona
March 13, 1998

                   CORONADO INDUSTRIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1997

                                     ASSETS

Current Assets:
     Cash                                                             $  65,631
     Accounts receivable, net (Notes 1 and 5)
       -- trade                                                           7,809
       -- other                                                           3,999
     Inventory (Note 1)                                                  43,031
     Prepaid expenses                                                   104,500
                                                                      ---------
           Total Current Assets                                         224,970
Property and Equipment, net (Notes 1 and 2)                             149,402
Other Assets:
     Intangible assets, net (Notes 1 and 3)                              36,345
                                                                      ---------
Total Assets                                                          $ 410,717
                                                                      =========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
     Notes payable (Note 4)                                           $ 224,631
     Note payable to related party -- current portion (Note 5)           39,375
     Accounts payable                                                    76,690
     Accrued salaries                                                   153,673
     Accrued payroll taxes and other                                     22,222
                                                                      ---------
           Total Current Liabilities                                    516,591
Note payable to related party - long-term portion (Note 5)               39,375
                                                                      ---------
           Total Liabilities                                            555,966
                                                                      ---------
Commitments: (Notes 5 and 9)                                                 --
Stockholders' Equity (Deficit): (Note 6)
     Preferred stock - $.0001 par value; 3,000,000
       shares authorized, none issued or outstanding                         --
     Common stock - $.001 par value; 25,000,000
       shares authorized, 18,962,653 shares issued
       and outstanding                                                   18,962
     Additional paid-in capital                                         730,622
     Accumulated deficit                                               (894,833)
                                                                      ---------
           Total Stockholders' Equity (Deficit)                        (145,249)
                                                                      ---------
Total Liabilities and Stockholders' Equity (Deficit)                  $ 410,717
                                                                      =========

               The Accompanying Notes are an Integral Part of the
                       Consolidated Financial Statements

                   CORONADO INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                     1997             1996
                                                     ----             ----

Patient Revenues, Net (Note 1)                   $    26,107      $        --

Cost of Patient Revenues                             269,736               --
                                                 -----------      -----------

Gross Loss                                          (243,629)              --

General and Administrative Expenses                  567,177           64,042
                                                 -----------      -----------

Loss from Operations                                (810,806)         (64,042)

Interest Expense                                     (26,381)          (1,089)

Other Income                                           7,485               --
                                                 -----------      -----------
Net Loss                                         $  (829,702)     $   (65,131)
                                                 ===========      ===========

Basic Loss per Share (Note 1)                    $      (.04)     $        --
                                                 ===========      ===========

Weighted Average Shares Outstanding               18,504,392       18,344,253
                                                 ===========      ===========




               The Accompanying Notes are an Integral Part of the
                       Consolidated Financial Statements

                   CORONADO INDUSTRIES, INC. AND SUBSIDIARIES
       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                               TOTAL
                       COMMON STOCK                                            STOCK-
                   --------------------   ADDITIONAL   RETAINED               HOLDERS'
                     SHARES                PAID-IN     EARNINGS   TREASURY    EQUITY
                   OUTSTANDING   AMOUNT    CAPITAL     (DEFICIT)   STOCK      (DEFICIT)
                   -----------   ------    -------     ---------   -----      ---------
Balance at
December
31, 1995           1,885,573   $  2,755   $ 253,737   $(298,854)  $(9,425)  $ (51,787)

Stock issued
for services          40,000         40       1,160          --        --       1,200

One for five
reverse stock
split             (1,540,448)    (1,540)      1,540          --        --          --

Proceeds
from sale
of stock, net      1,511,904      1,512      74,885          --        --      76,397

Reverse merger
with American
Glaucoma and
Ophthalmic        15,592,224     15,592    (293,313)    298,854        --      21,133

Retirement of
treasury stock            --       (870)     (8,555)         --     9,425          --

Stock issued
for finders fee      855,000        855       7,695          --        --       8,550

Net loss                  --         --          --     (65,131)       --     (65,131)
                 -----------   --------   ---------   ---------   -------   ---------
Balance at
December
31, 1996          18,344,253     18,344      37,149     (65,131)       --      (9,638)

Proceeds from
sale of stock,
net of costs
of $138,659          568,400        568     573,523          --        --     574,091

Stock issued
for services          50,000         50     119,950          --        --     120,000

Net loss                  --         --          --    (829,702)       --    (829,702)
                 -----------   --------   ---------   ---------   -------   ---------
Balance at
December
31, 1997          18,962,653   $ 18,962   $ 730,622   $(894,833)  $    --   $(145,249)
                 ===========   ========   =========   =========   =======   =========

               The Accompanying Notes are an Integral Part of the
                       Consolidated Financial Statements

                   CORONADO INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                          1997            1996
                                                          ----            ----

Cash Flows from Operating Activities:
    Cash received from customers                        $  25,783      $     --
    Cash paid to suppliers and employees                 (609,807)      (75,528)
    Interest paid                                              --        (1,089)
                                                        ---------      --------

Net cash used by operating activities                    (584,024)      (76,617)
                                                        ---------      --------

Cash Flows from Investing Activities:
    Purchase of fixed assets                              (92,935)           --
    Cash disbursements for patents                        (30,684)           --
                                                        ---------      --------

Net cash used by investing activities                    (123,619)           --
                                                        ---------      --------
Cash Flows from Financing Activities:
    Cash received from notes payable                      192,000        10,000
    Cash received from sale of stock                      574,091        76,397
    Repayment of notes payable to stockholders                 --        (4,000)
                                                        ---------      --------

Net cash provided by financing activities                 766,091        82,397
                                                        ---------      --------

Net increase in cash                                       58,448         5,780

Cash at beginning of year                                   7,183         1,403
                                                        ---------      --------

Cash at end of year                                     $  65,631      $  7,183
                                                        =========      ========

               The Accompanying Notes are an Integral Part of the
                       Consolidated Financial Statements

                   CORONADO INDUSTRIES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                           1997          1996
                                                           ----          ----

Reconciliation of Net Loss to Net Cash Used
by Operating Activities:
    Net loss                                             $(829,702)    $(65,131)
                                                         ---------     --------
Adjustments to reconcile net loss to net cash
used by operating activities:
    Depreciation                                            27,332        1,766
    Amortization                                             2,605          285
    Stock issued for services                              120,000        1,200
    Interest added to principal of notes payable            26,381           --

Changes in Assets and Liabilities:
    Accounts receivable
      -- trade                                              (7,809)          --
      -- other                                              (3,999)          --
    Inventory                                              (32,464)          --
    Prepaid expenses                                      (104,500)          --
    Accounts payable                                        72,793      (44,265)
    Accrued salaries                                       123,117       30,556
    Accrued payroll taxes and other                         22,222       (1,028)
                                                         ---------     --------
                                                           245,678      (11,486)
                                                         ---------     --------
Net Cash Used by Operating Activities                    $(584,024)    $(76,617)
                                                         =========     ========


               The Accompanying Notes are an Integral Part of the
                       Consolidated Financial Statements

                   CORONADO INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, NATURE OF OPERATIONS AND USE OF
     ESTIMATES:

ORGANIZATION:

Coronado Industries, Inc. (the Company) was originally incorporated under the laws of the State of New York in December 1989 as First Lloyd Funding, Inc., which subsequently changed its name to Logical Computer Services of New York, Ltd. In September, 1996, the Company changed its name to Coronado Industries, Inc. The Company had limited activity prior to its merger on November 5, 1996, when the Company acquired one hundred percent (100%) of the assets of Ophthalmic International, L.L.C. and American Glaucoma.

The stockholders of American Glaucoma and Ophthalmic International, L.L.C., which are the same for both corporations, obtained majority control of the Company in the combination. Therefore, the transaction is accounted for as a reverse merger. The accompanying financial statements have been presented on a contiguous basis due to the inactivity of Logical Computer Services of New York, Ltd.

The Company was in the development stage from its acquisition of Ophthalmic International, L.L.C. and American Glaucoma in November, 1996 through September, 1997. In September, 1997, American Glaucoma opened their first glaucoma treatment clinic in Scottsdale, Arizona. Ophthalmic International, L.L.C. has received a patent on the method for treating Open Angle Glaucoma, as well as the devices used in the treatment, including the Vacuum Fixation Device. The Company intends to manufacture and market the patented Vacuum Fixation Device and the patented suction rings to major medical supply companies and health care providers throughout the world. However, Ophthalmic International, L.L.C. has yet to generate any revenues.

PRINCIPLES OF CONSOLIDATION:

The consolidated financial statements include the activity of Coronado Industries, Inc., together with its wholly-owned subsidiaries, Ophthalmic International, Inc., American Glaucoma, Inc. and Arizona Glaucoma Institute, Inc. All significant intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVENTORIES:

Inventories consist primarily of raw materials and are stated at the lower of cost, as determined on a first-in/first-out (FIFO) basis, or market.

PROPERTY AND EQUIPMENT:

Property and equipment are stated at cost. Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to operations as incurred. Betterments or renewals are capitalized when incurred. Depreciation is provided using accelerated methods over the following useful lives:

                   CORONADO INDUSTRIES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, NATURE OF OPERATIONS AND USE OF
     ESTIMATES: (CONTINUED)

Office furniture and equipment 5-7 years; Machinery and equipment 5-7 years; Leasehold improvements 7-39 years.

DEFERRED INCOME TAXES:

Deferred income taxes are provided on an asset and liability method, whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

FAIR VALUE OF FINANCIAL INSTRUMENTS:

The fair value of the Company's note payable to related party cannot be determined due to its related party nature. The carrying value of the Company's notes payable approximates fair value and is based on rates currently available to the Company for debt with similar terms and maturities.

LOSS PER SHARE:

For the year ended December 31, 1996, the basic loss per share is based upon the weighted average number of shares outstanding from the time of the reverse merger, and giving retroactive effect to the one-for-five reverse stock split. For the year ended December 31, 1997, basic loss per share include no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share are not presented, as their effect is anti-dilutive. Subsequent to December 31, 1997, the Company sold 1,580,768 additional shares of common stock through a private placement. The effect of these shares would also be anti-dilutive on the earnings per share as of December 31, 1997.

INTANGIBLE ASSETS:

The Company reviews its intangible assets at least annually to evaluate potential impairment by comparing the carrying value of the intangible assets with expected future net operating cash flows from the related operations. If the expected future net operating cash flows are less than the carrying value, the Company recognizes an impairment loss equal to the amount by which the carrying value exceeds the discounted expected future net operating cash flows from the related operations.

ACCOUNTS RECEIVABLE -- TRADE:

Accounts receivable - trade represents amounts earned but not collected in connection with the performance of medical procedures.

                   CORONADO INDUSTRIES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, NATURE OF OPERATIONS AND USE OF
     ESTIMATES: (CONTINUED)

The Company follows the allowance method of recognizing uncollectible accounts receivable. The allowance method recognizes bad debt expense as a percentage of accounts receivable based on a review of individual accounts outstanding. At December 31, 1997, no allowance has been provided for potentially uncollectible accounts receivable. As of December 31, 1997, third party payors would not reimburse the Company for its patented procedure. Subsequent to December 31, 1997, the Company began receiving reimbursement for current procedures performed. In management's opinion, they will not receive reimbursement for procedures performed prior to December 31, 1997, and therefore an allowance in the amount of $39,155 has been accrued and offset against revenues.

ADVERTISING:

Advertising costs are charged to operations when incurred. Advertising costs for the years ended December 31, 1997 and 1996 were $124,857 and $285, respectively.

NEW ACCOUNTING PRONOUNCEMENTS:

During the year ended December 31, 1997, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS No. 128). This pronouncement provides a different method of calculating earnings per share than required by APB 15, Earnings per Share. SFAS No. 128 provides for the calculation of Basic and Diluted earnings per share. Basic earnings per share include no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Due to the net losses for the years ended December 31, 1997 and 1996, this statement has no effect on its reported loss per share.

During the year ended December 31, 1997, the Company adopted Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure" (SFAS No. 129). The new standard reinstates various securities disclosure requirements previously in effect under Accounting Principles Board Opinion No. 15, which has been superseded by SFAS No. 128. For the years ended December 31, 1997 and 1996, the adoption of SFAS No. 129 did not have a material effect on the Company's financial position or results of operations.

Statement of Financial Accounting Standards No. 130,"Reporting Comprehensive Income" (SFAS No. 130) is effective for financial statements with fiscal years beginning after December 15, 1997. Earlier application is permitted. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The Company does not expect adoption of SFAS No. 130 to have a material effect, if any, on its financial position or results of operations.

Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information", (SFAS No. 131) is effective for financial statements with fiscal years beginning after December 15, 1997.
Earlier  application is permitted.  SFAS No. 131 requires that public  companies

                   CORONADO INDUSTRIES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, NATURE OF OPERATIONS AND USE OF
     ESTIMATES: (CONTINUED)

NEW ACCOUNTING PRONOUNCEMENTS: (CONTINUED)

report certain information about operating segments, products, services and geographical areas in which they operate and their major customers. The Company does not expect adoption of SFAS No. 131 to have a material effect, if any, on its financial position or results of operations.

2.   PROPERTY AND EQUIPMENT:

At December 31, 1997, property and equipment consists of the following:

     Office furniture and equipment              $  58,433
     Machinery and equipment                       114,605
     Leasehold improvements                          5,462
                                                 ---------
                                                   178,500
     Less: accumulated depreciation               (29,098)
                                                 ---------
     Net property and equipment                  $ 149,402
                                                 =========

Depreciation expense was $27,332 and $1,766, respectively, for the years ended December 31, 1997 and 1996.

3.   INTANGIBLE ASSETS:

Intangible assets consist of goodwill, which represents the excess of the cost of the combined companies over the fair value of their net assets at the date of combination, and legal costs incurred to secure patents. Goodwill and patents are being amortized ratably over five (5) and fifteen (15) years, respectively. Amortization expense charged to operations for the years ended December 31, 1997 and 1996 was $2,605 and $285, respectively.

4.   NOTES PAYABLE:

At December 31, 1997, notes payable consist of the following:

     Notes payable to Hayden Investment, with interest at 15%,
     due April 30, 1998 through July 20, 1998; unsecured.          $  224,631

     Less: current portion                                           (224,631)
                                                                   ----------
                                                                   $      --
                                                                   ==========

                   CORONADO INDUSTRIES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5.   RELATED PARTY TRANSACTIONS:

ACCOUNTS RECEIVABLE -- OTHER:

Accounts receivable- other consists of advances to a corporate shareholder. The advances are non-interest bearing and considered short-term in nature.

NOTE PAYABLE TO RELATED PARTY:

    Note payable to Dr. Leo Bores, with interest at the rate
    of 10% per annum in two annual installments, due
    July 18, 1999; unsecured.                                 $  78,750

    Less: current portion                                      (39,375)
                                                              ---------
                                                              $  39,375
                                                              =========

Future minimum principal payments due on the above note payable, are as follows:

          YEAR ENDING
          DECEMBER 31,                           AMOUNT
          ------------                           ------
             1998                               $39,375
             1999                                39,375
                                                -------
                                                $78,750
                                                =======
COMMITMENTS:

The Company currently leases office space for its glaucoma treatment center in Scottsdale, Arizona from a related party under a non-cancellable operating lease agreement, which expires in July, 1999. Under the terms of the lease, the Company pays monthly rent of $3,500. The Company subleases space to lessor for one day a week at $700 per month under a cancellable sublease agreement. For the year ended December 31, 1997, rent expense, net of sublease, under the aforementioned non-cancellable operating lease agreement was $14,000.

Future minimum payments due under the operating lease agreement, are as follows:

          YEAR ENDING
          DECEMBER 31,                           AMOUNT
          ------------                           ------
             1998                               $42,000
             1999                                24,500
                                                -------
                                                $66,500
                                                =======

Total minimum future payments have not been reduced by payments which may be received under a cancellable sublease.

                   CORONADO INDUSTRIES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6.   STOCKHOLDERS' EQUITY (DEFICIT):

COMMON STOCK AND COMMON STOCK WARRANTS:

The Company issued 568,400 shares of common stock for $574,091, net of costs of $138,659, through private offerings throughout the year ended December 31, 1997. In relation to those offerings, the Company issued a total of 568,400 common stock warrants to the underwriter and its representatives. The warrants have an exercise price of $2.00 per share through December 31, 1998, and then $2.50 per share through December 31, 2000, when they expire.

7.   INCOME TAXES:

The net operating losses of the Company prior to the reverse merger have been substantially eliminated due to the change in ownership. As such, as of December 31, 1997, the Company has a net operating loss carryforward in the approximate amount of $730,000, available to offset federal and state taxable income primarily through December 31, 2012.

Differences between financial reporting and income tax losses to date relates primarily to the Company's net operating loss carryforwards at December 31, 1997. SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance, if based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Based on the weight of available evidence, the Company has provided a full valuation allowance on its deferred tax asset at December 31, 1997 in the approximate amount of $280,000.

8.   GOING CONCERN:

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has sustained continuing operating losses.

The primary business of the Company is to manufacture and market a patented treatment for Open Angle Glaucoma, and to operate glaucoma treatment clinics where the patented treatment procedures are performed. The first of these clinics was opened in 1997, but is not yet profitable.

As shown in the accompanying statement of operations, the Company has incurred net losses of $829,702 and $65,131 in 1997 and 1996, respectively. Unaudited information subsequent to December 31, 1997, indicates that the losses are continuing. As of December 31, 1997, the accompanying balance sheet reflects $145,249 in net stockholders' deficit.

The above conditions indicate that the Company may be unable to continue in existence. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Management has secured additional funding through the sale of common stock, and is currently negotiating the marketing, distribution and manufacturing of the Company's patented treatment with potential customers.

                   CORONADO INDUSTRIES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9.   COMMITMENTS:

The Company currently leases office space in Fountain Hills, Arizona under a non- cancellable operating lease agreement which expires in June, 2001. Under the terms of the lease, the Company pays monthly rent in the amount of $972. For the year ended December 31, 1997, rent expense under the aforementioned non-cancellable operating lease agreement was $10,411.

Future minimum payments due under the operating lease agreement, are as follows:

          YEAR ENDING
          DECEMBER 31,                            AMOUNT
          ------------                            ------
              1998                               $11,667
              1999                                11,667
              2000                                11,667
              2001                                 5,833
                                                 -------
                                                 $40,834
                                                 =======

10.  NON-CASH INVESTING AND FINANCING ACTIVITIES:

The Company recognized investing, financing and operating activities that affected assets, liabilities, and equity but did not result in cash receipts or payments.

For the year ended December 31, 1997, these non-cash activities are as follows:

     50,000 shares of common stock were issued for services valued at $120,000.

     Purchased equipment through the issuance of a note in the amount of $75,000.

For the year ended December 31, 1996, these non-cash activities were as follows:

     Interest in the amount of $26,381 was added to the principal balance of the outstanding notes.

     The Company merged with Ophthalmic International, L.L.C. and American Glaucoma. In this merger, the Company received inventory totaling $10,567, office furniture and equipment of $10,300, machinery and equipment of $265 and patents valued at $1 in exchange for 15,592,224 shares of common stock.

     Retired 869,977 shares of treasury stock recorded at a cost of $9,425, reducing additional paid-in capital by $8,555, and common stock by $870.

     Issuance of 40,000 shares of common stock for services valued at $1,200.

     Issuance of 855,000 shares of common stock for a finders fee valued at $8,550.

11.   SUBSEQUENT EVENT:

Subsequent to December 31, 1997, the Company issued additional shares of common stock for $701,888, net of costs. In addition, the Company issued 819,824 warrants to the offerings underwriter and its representatives.

================================================================================
NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER, SOLICITATION OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THE PROSPECTUS.

                            CORONADO INDUSTRIES, INC.

                                   PROSPECTUS

                                            , 1998
                                   --------

                                TABLE OF CONTENTS

                Additional Information ......................  i
                Prospectus Summary ..........................  1
                Risk Factors ................................  5
                Selling Shareholders......................... 10
                Use of Proceeds.............................. 15
                Dilution..................................... 16
                Management Discussion and Analysis
                  or Plan of Operation ...................... 17
                Business .................................... 21
                Market for the Company's Common Stock........ 26
                Management .................................. 27
                Principal Stockholders ...................... 29
                Certain Relationships and Related
                  Transactions .............................. 29
                Description of Securities ................... 30
                Shares Eligible for Future Sale.............. 31
                Plan of Distribution......................... 31
                Dividend Policy ............................. 32
                Legal Matters ............................... 32
                Experts ..................................... 32
                Indemnification.............................. 32
                Index to Consolidated Financial Statements .. F-1

  UNTIL _______, 199__, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES OF THE COMPANY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS

================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Reference is made to Article V of the Registrant's articles of incorporation, which provides as follows:

         V. The Directors, Officers, and Stockholders of this corporation are indemnified from any personal liability for damages including costs of developing records, investigation fees and attorneys, if any, for breach of fiduciary duty or civil suit as a Director or Officer, but does not eliminate or limit the liability for: (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of dividends in violation of NRS 78.300.

         Reference is also made to Sections 78.751 and 78.752 of the Nevada General Corporation Law which provides for indemnification of directors and officers.

"78.751.   INDEMNIFICATION  OF  OFFICERS,   DIRECTORS,   EMPLOYEES  AND  AGENTS;
ADVANCEMENT OF EXPENSES.

         1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders; (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

         6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

                (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

                (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person."

"78.752. INSURANCE AND OTHER FINANCIAL ARRANGEMENTS AGAINST LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

         1. A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

         2. The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

         (a)  The creation of a trust fund.

         (b)  The establishment of a program of self-insurance.

         (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

         (d) The establishment of a letter of credit, guaranty or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

         3. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

         4. In the absence of fraud:

         (a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

`        (b)  The insurance or other financial arrangement:

                (1)  Is not void or voidable; and

                (2) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

         5. A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of Nevada Revised Statutes."

         The Registrant's Board of Directors has previously authorized the Registrant to apply for an errors and omissions liability insurance policy covering acts and omissions of its officers and directors.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses of this offering will be paid by the Registrant and are estimated as follows:

         Filing fees to Securities and Exchange Commission              $   821
         Filing fees to National Association of Securities Dealers, Inc.    778
         Printing Expenses                                                1,000*
         Legal Fees and Expenses                                         25,000*
         Accounting Fees                                                 15,000*
         Blue Sky Filing Fees and Legal Expenses                          1,000*
         Transfer Agent and Registrar Fees and Expenses                     500*
         Miscellaneous                                                    5,901*
                                                                        -------
                  Total                                                 $50,000*
                                                                        =======
----------
     * Estimated amount -- subject to revision by amendment.

     ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         During the last three years, the Registrant has issued and sold the following securities which were not registered at the time of sale under the Securities Act of 1933, as amended (the "Securities Act"):

         1. On November 5, 1996 the Registrant issued a total of 15,592,224 of its common stock shares to the three owners of Ophthalmic International, L.L.C. and American Glaucoma, a joint venture, in return for the assets of these entities being transferred to the Registrant. The three owners of these two entities became the officers and Directors of the Registrant. A finder's fee in the amount of 855,000 shares of Registrant's common stock was paid to twelve entities and individuals, including the three then current officers and Directors of the Registrant.

         2. Between July 11, 1997 and February 20, 1998 the Registrant issued 627,280 shares to 19 Accredited Investors in consideration for $784,100 cash. Fox & Company Investments, Inc. of Phoenix, Arizona acted as underwriter of this private placement and received cash commission and fees equal to 15% of the gross offering proceeds and 627,280 Warrants.

         3. In February 1998 the Registrant issued 5,000 shares to an individual in partial consideration for a $25,000 loan.

         4.  In  March  1998  the  Registrant  issued  1,521,888  shares  to 39
Accredited Investors in consideration for $760,944 cash. Fox & Company Investments, Inc. of Phoenix, Arizona acted as underwriter of this private placement and received cash commission and fees equal to 15% of the gross offering proceeds and 760,944 Warrants.

         5. On March 31, 1998 the Registrant issued 20,000 shares of its common stock to Registrant's legal counsel in consideration of $10,000 of legal services.

         6. In June 1998 the Registrant issued 884,599 shares to 26 Accredited Investors in consideration for $663,451 cash. Fox & Company Investments, Inc. of Phoenix, Arizona acted as underwriter of this private placement and received cash commission and fees equal to 15% of the gross offering proceeds and 442,299 Warrants.

         None of the securities described in this Item 26 were registered under the Securities Act at the time of original issuance in reliance upon the exemption from registration in Section 4(2) of the Securities Act for transactions not involving a public offering. All of the certificates evidencing the securities described in this paragraph 26 were imprinted at the time of original issuance with a restrictive legend indicating that they have not been registered under the Securities Act and that resales thereof are restricted to comply with the Securities Act.

ITEM 27. EXHIBITS.

*    Indicates exhibits filed herewith.
#    Denotes management contract or compensation plan or arrangement.

Exhibit
 No.                            Description
-------                         -----------
 *1.1  Form of Particiating Dealer Agreement.
 *3.1  Articles of Incorporation of the Registrant.
*3.1.1 Certificate of Amendment to the Articles of Incorporation of the
       Registrant.
 *3.2  By-Laws of the Registrant.
  3.3  Certificate   of  Merger   between  New  York   corporation   and  Nevada
       corporation.
  4.1 Specimen certificate representing Registrant's common stock (to be filed by amendment).
  5.1  Opinion of counsel (to be filed by amendment).
 10.1  Bill of Sale for assets purchased.  (Incorporated by reference to Exhibit
       10.1 to Form 8-K filed on August 18, 1997.)
 10.2  Promissory Note to Dr. Leo Bores.  (Incorporated  by reference to Exhibit
       10.2 to Form 8-K filed on August 18, 1997.)
 10.3 Lease with Purchase Option. (Incorporated by reference to Exhibit 10.3 to Form 8-K filed on August 18, 1997.)
 10.4  Employment  Agreement with Dr. Leo Bores.  (Incorporated  by reference to
       Exhibit 10.4 to Form 8-K filed on August 18, 1997.)
 10.5 Asset Purchase Agreement with Opthalmic International and American Glaucoma. (Incorporated by reference to Exhibit 2.1 to Form 8-K filed on November 14, 1996.)
 10.6  Form of Placement Agent Warrant Agreement.
*21.1  Subsidiaries of the Registrant.
 23.1 Consent of Counsel, included in Exhibit 5.1 filed with this Registration Statement.
*23.2  Consent of Semple & Cooper, LLP, independent public accountants.
 27.1 Financial Data Schedule. (Incorporated by reference to Exhibit 27 to Form 10-QSB filed on August 12, 1998.)

ITEM 28. UNDERTAKINGS.

UNDERTAKING FOR RULE 415 OFFERING: The undersigned small business issuer hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act").

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

UNDERTAKING FOR EQUITY OFFERING OF NONREPORTING SMALL BUSINESS ISSUER.

      The undersigned small business issuer hereby undertakes that it will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

UNDERTAKING FOR REQUEST FOR ACCELERATION OF EFFECTIVE DATE.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf on August ___, 1998 by the undersigned, thereunto authorized.

                                     CORONADO INDUSTRIES, INC.

                                     By: /s/ Gary R. Smith
                                        -------------------------------
                                             Gary R. Smith, President

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the Registrant and in the capacities on the date(s) indicated.



/s/   G. Richard Smith    Chairman, Secretary, Director   Dated: August __, 1998
------------------------  (Chief Executive Officer)
      G. Richard Smith


/s/   Gary R. Smith       President, Treasurer, Director  Dated: August __, 1998
------------------------  (Chief Accounting Officer)
      Gary R. Smith


-------------------------  Director                       Dated:
      John LiVecchi